UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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THE HOME DEPOT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE HOME DEPOT

PROXY STATEMENT

AND

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

TO MY FELLOW SHAREHOLDERS:

It is my pleasure to invite you to attend our 2009 Annual Meeting of Shareholders on May 28, 2009 at 9:00 a.m. The meeting will be held at the Cobb Galleria Centre in Atlanta, Georgia.

The enclosed proxy statement and notice contain important information, including a description of the business that will be acted upon at the meeting, as well as the voting procedures and information on obtaining meeting tickets. At the meeting, we will also report on the Company’s performance and operations and respond to your questions.

Shareholders will be seated on a first-come, first-served basis. We recommend that you arrive 20 to 30 minutes before the start of the meeting. If you will need special assistance or seating, please contact Audrey Davies at (770) 384-2700. We will provide an interpreter for the hearing-impaired.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote and submit your proxy over the Internet, by telephone or by mail.

I hope you will be able to join us, and I look forward to seeing you.

Sincerely,

Francis S. Blake

Chairman and Chief Executive Officer

THE HOME DEPOT, INC.

2455 Paces Ferry Road, N.W.

Atlanta, Georgia 30339

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

TIME:	9:00 a.m., Eastern Time, on May 28, 2009

PLACE:	Cobb Galleria Centre Two Galleria Parkway Atlanta, Georgia

ITEMS OF BUSINESS:	(1) To elect all of the members of the Board of Directors of the Company;

(2) To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending January 31, 2010;

(3) To amend the sixth article of the Company’s Certificate of Incorporation;

(4) To act on five shareholder proposals described in the Proxy Statement, if properly presented; and

(5) To transact any other business properly brought before the meeting.

WHO MAY VOTE:	You may vote if you were a shareholder of record as of the close of business on March 30, 2009.

ANNUAL MEETING MATERIALS:	A copy of this Proxy Statement and our 2008 Annual Report are available at http://ir.homedepot.com/reports.cfm.

DATE OF MAILING:	The Notice of Internet Availability of Proxy Materials and this Proxy Statement are first being mailed to shareholders on or about April 10, 2009.

By Order of the Board of Directors,

Jack A. VanWoerkom, Secretary

ABOUT THE 2009 ANNUAL MEETING OF SHAREHOLDERS

The Board of Directors (the “Board”) of The Home Depot, Inc. (the “Company”) is furnishing you this Proxy Statement to solicit proxies on its behalf to be voted at the 2009 Annual Meeting of Shareholders of the Company (the “Meeting”).

WHAT AM I VOTING ON?

You will be voting on the following:

•	To elect all members of the Board;
•	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 31, 2010 (“Fiscal 2009”);
•

To amend the sixth article of the Company’s Certificate of Incorporation to allow holders of shares representing at least 25% of the outstanding shares of common stock to call a special meeting of shareholders, subject to certain notice and information requirements;

•	To act on shareholder proposals described in this Proxy Statement; and
•	To transact any other business properly brought before the Meeting.

WHO IS ENTITLED TO VOTE?

You may vote if you owned shares of the Company’s common stock as of the close of business on March 30, 2009. Each share of common stock is entitled to one vote. As of March 30, 2009, we had              shares of common stock outstanding.

HOW DO I VOTE BEFORE THE MEETING?

If you are a registered shareholder, meaning that you hold your shares in certificate form or through an account with our transfer agent, Computershare Trust Company, N.A., you have three options for voting before the Meeting:

•	Over the Internet, at www.envisionreports.com/hd;
•	By telephone, by dialing 1-800-652-8683; or
•	By completing, signing and returning a proxy card by mail.

If you hold your shares through an account with a bank or broker, your ability to vote over the Internet or by telephone depends on the voting procedures of your bank or broker. Please follow the directions that your bank or broker provides.

MAY I VOTE AT THE MEETING?

Yes. You may vote your shares at the Meeting if you attend in person. If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the Meeting. A legal proxy is an authorization from your bank or broker to vote the shares it holds in its name. Even if you plan to attend the Meeting, we encourage you to vote your shares before the Meeting.

MAY I REVOKE MY PROXY AND/OR CHANGE MY VOTE?

Yes. You may revoke your proxy and/or change your vote at any time before the polls close at the conclusion of voting at the Meeting. You may do this by (1) signing another proxy card with a later date and delivering it to us before the Meeting, (2) voting again over the Internet or by telephone prior to 9:00 a.m., Eastern Time, on May 28, 2009, (3) voting at the Meeting if you are a registered shareholder or have obtained a legal proxy from your bank or broker or (4) notifying the Company’s Secretary in writing before the Meeting.

WHAT IF I SIGN AND RETURN MY PROXY BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Proxies that are signed and returned but do not contain voting instructions will be voted (1) “For” the election of director nominees, (2) “For” the ratification of KPMG LLP, (3) “For” the amendment of the sixth article of the Company’s Certificate of Incorporation, (4) “Against” each shareholder proposal and (5) in accordance with the best judgment of the named proxies on any other matters properly brought before the Meeting. If your shares are held through an account with a bank or broker, see “Will My Shares Be Voted If I Do Not Provide My Proxy or Instruction Form?” below.

HOW DO I VOTE IF I PARTICIPATE IN ONE OF THE COMPANY’S RETIREMENT PLANS?

You may vote your shares over the Internet, by telephone or by mail, all as described in this Proxy Statement. By voting, you are instructing the trustee of your plan to vote all of your shares as directed. If you do not vote, the shares credited to your account will be voted by the trustee in the same proportion that it votes shares in other accounts for which it received timely instructions. If, however, you do not vote and you hold shares through the self-directed brokerage window of

ABOUT THE 2009 ANNUAL MEETING OF SHAREHOLDERS

your plan, or you participate in one of the Company’s Canada-based retirement plans, your shares will not be voted.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY OR INSTRUCTION FORM?

If you are a registered shareholder and do not provide a proxy, you must attend the Meeting in order to vote. If you hold shares through an account with a bank or broker, your shares may be voted by the bank or broker if you do not provide voting instructions. Banks and brokers have the authority under New York Stock Exchange (“NYSE”) rules to vote shares for which their customers do not provide voting instructions on routine matters. The election of directors and the ratification of KPMG LLP as the Company’s Fiscal 2009 independent registered public accounting firm are considered routine matters. The other proposals are not considered routine, and banks and brokers cannot vote shares on those proposals. Shares that banks and brokers are not authorized to vote are counted as “broker non-votes.”

HOW CAN I ATTEND THE MEETING?

To attend the Meeting, you will need to bring an admission ticket (or legal proxy) and valid picture identification. If your shares are registered in your name and you received a Notice of Internet Availability of Proxy Materials (“Notice”), the Notice is your admission ticket. If your shares are registered in your name and you voted your shares via the Internet, you may also obtain an admission ticket after you vote by clicking on the “Submit” button at the bottom of the screen that provides a summary of your vote. Then click “To print an Admission Ticket for the meeting” on the next screen to print your ticket. If your shares are registered in your name and you received proxy materials by mail, your admission ticket is attached to your proxy card. If you hold shares through an account with a bank or broker, you will need to contact your bank or broker and request a legal proxy, which will serve as your admission ticket.

If you do not have an admission ticket (or legal proxy) and valid picture identification, you will not be admitted to the Meeting. In addition, note that for security reasons, attendees will be required to check all large bags, backpacks or similar items at the coat check prior to being admitted to the Meeting.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

In order for us to conduct the Meeting, holders of a majority of our outstanding shares of common stock as of the close of business on March 30, 2009 must be present in person or by proxy. This is referred to as a quorum. Your shares are counted as present if you attend the Meeting and vote in person or if you properly return a proxy over the Internet, by telephone or by mail. Abstentions and broker non-votes will be counted for purposes of establishing a quorum.

HOW MANY VOTES ARE NEEDED TO APPROVE THE PROPOSALS?

Each director nominee receiving a majority of votes cast with respect to that director nominee’s election will be elected as a director. The ratification of KPMG LLP as the Company’s Fiscal 2009 independent registered public accounting firm and each shareholder proposal also requires a majority of votes cast to be ratified or approved.

The amendment of our Certificate of Incorporation to revise the sixth article requires a “For” vote of a majority of the outstanding shares of common stock as of the close of business on March 30, 2009. Accordingly, abstentions and broker non-votes will have the effect of a vote “Against” this proposal.

A “majority of votes cast” means the number of “For” votes exceeds the number of “Against” votes. A proxy marked “Abstain” with respect to any proposal will not be counted in determining the total number of votes cast. Broker non-votes will not be counted as votes cast with respect to any shareholder proposal presented at the Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE, PROXY CARD OR INSTRUCTION FORM?

This means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please vote each account over the Internet or by telephone, or sign and return by mail all proxy cards and instruction forms. We encourage you to register all shares in the same name and address by contacting Computershare at 1-800-577-0177. If you

ABOUT THE 2009 ANNUAL MEETING OF SHAREHOLDERS

hold your shares through an account with a bank or broker, you should contact your bank or broker and request consolidation.

AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT TO SHAREHOLDERS

Only one copy of this Proxy Statement, the 2008 Annual Report and the Notice is being delivered to shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. Shareholders sharing an address who wish to receive separate copies of this Proxy Statement, the 2008 Annual Report, and/or the Notice, or who wish to begin receiving a single copy of such materials, may make such request as follows:

•

If you are a registered shareholder, by writing to Computershare Investor Services, P.O. Box 43078, Providence, RI 02940-3078, by calling 1-800-577-0177 or via the Internet at www.computershare.com/investor; or

•	If you are a beneficial owner, by contacting your broker, dealer, bank, voting trustee or other nominee to make such request.

Registered shareholders sharing an address who elect to receive a single copy of this Proxy Statement, the 2008 Annual Report and the Notice will continue to receive separate proxy cards.

You may also elect to receive this Proxy Statement, the 2008 Annual Report and the Notice via e-mail by contacting Computershare, if you are a registered shareholder, or your bank or broker, if you are a beneficial owner, or by visiting our website at http://ir.homedepot.com/reports.cfm.

Additional copies of the 2008 Annual Report and this Proxy Statement will be provided without charge to shareholders upon written request to Investor Relations, The Home Depot, Inc., 2455 Paces Ferry Road, Atlanta, Georgia 30339, by calling (770) 384-4388 or via the Internet at www.homedepot.com.

BOARD OF DIRECTORS INFORMATION

Our Board currently has nine members. Our current Board members are: F. Duane Ackerman, David H. Batchelder, Francis S. Blake, Ari Bousbib, Gregory D. Brenneman, Albert P. Carey, Armando Codina, Bonnie G. Hill and Karen L. Katen. Each director who served during the fiscal year ended February 1, 2009 (“Fiscal 2008”) was independent, other than Messrs. Blake and Milledge A. Hart. Mr. Blake is considered an inside director because of his employment as Chairman and Chief Executive Officer (“CEO”) of the Company and is therefore not independent. Mr. Hart served as director for part of Fiscal 2008 and did not stand for re-election at the 2008 Annual Meeting.

We believe that combining the roles of Chairman and Chief Executive Officer and having an independent Lead Director best accomplishes the goals of allowing the Board to provide independent oversight and hold management accountable, while ensuring that a corporate strategy is pursued which optimizes long-term shareholder value.

The Lead Director is an independent director who is elected annually by the independent members of the Board. Bonnie G. Hill currently serves as Lead Director.

Our Lead Director:

•	Chairs executive sessions of the Board without management present at every regularly scheduled Board meeting;
•	Approves Board meeting agendas with input from management;
•	Works with management to determine the information and materials provided to Board members;
•	Has the authority to call meetings of non-employee directors; and
•	Consults with major shareholders upon request.

DIRECTOR INDEPENDENCE

The Director Independence Standards in the Company’s Corporate Governance Guidelines (available at www.homedepot.com under “Investor Relations” and in print upon request) meet or exceed the independence standards adopted by the NYSE. Pursuant to such guidelines, the Board and the Nominating and Corporate Governance Committee reviewed the independence of each director in February 2009. During this review, the Board and the Nominating and Corporate Governance Committee considered all relevant facts and circumstances related to transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and its management to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent in light of applicable law, the NYSE listing standards and the Company’s Director Independence Standards, attached as Appendix A.

Based on this review and the recommendation of the Nominating and Corporate Governance Committee, the Board affirmatively determined that all of the directors nominated for election at the Meeting except Francis S. Blake, our Chairman and CEO, are independent.

The Company has purchase, finance and other transactions and relationships in the normal course of business with companies with which certain Company directors or their relatives are associated, but which are not material to the Company, the directors or the companies with which the directors are associated. All such transactions were reviewed and considered by the Board and the Nominating and Corporate Governance Committee in determining the independence of Company directors. In particular, the Nominating and Corporate Governance Committee and the Board took into account the fact that during Fiscal 2008 Mr. Brenneman and Mr. Bousbib served as executive officers of entities with which the Company made purchases or sales. In all instances, the amount of payments made and received by each company represented less than two percent of the Company’s and the other entity’s revenues. The Board and the Nominating and Corporate Governance Committee believe that all of these transactions and relationships during Fiscal 2008 were on arm’s-length terms that were reasonable and competitive, and the directors did not personally benefit from such transactions.

SELECTING NOMINEES TO THE BOARD OF DIRECTORS

The Nominating and Corporate Governance Committee is responsible for considering candidates for the Board

BOARD OF DIRECTORS INFORMATION

and recommending director nominees to the Board. All members of the Nominating and Corporate Governance Committee have been determined to be independent by the Board pursuant to NYSE listing standards and the Company’s Director Independence Standards. The Nominating and Corporate Governance Committee’s charter, as well as the charters of the Audit Committee, the Leadership Development and Compensation Committee and the Infrastructure Committee, are available on the Company’s website at www.homedepot.com under “Investor Relations” and in print upon request.

The Nominating and Corporate Governance Committee considers candidates for nomination to the Board from a number of sources. Current members of the Board are considered for re-election unless they have notified the Company that they do not wish to stand for re-election and provided they have not reached age 72 by the calendar year-end immediately preceding the Company’s next annual meeting of shareholders.

The Nominating and Corporate Governance Committee also considers candidates recommended by current members of the Board, members of management or shareholders. From time to time, the Nominating and Corporate Governance Committee may, in its sole discretion, engage independent search firms to assist in identifying potential Board candidates. Services provided by the search firms include identifying and assessing potential director candidates meeting criteria established by the Nominating and Corporate Governance Committee, verifying information about the prospective candidate’s credentials, and obtaining a preliminary indication of interest and willingness to serve as a Board member. The Nominating and Corporate Governance Committee will also use reasonable efforts to engage LENS Governance Advisors, or an alternative governance consultant, to assist in evaluating all director candidates. Each director nominee was elected by shareholders at the 2008 Annual Meeting of Shareholders.

The Nominating and Corporate Governance Committee evaluates all candidates for director, regardless of the person or firm recommending such candidate, on the basis of the length and quality of their business experience, the applicability of such candidate’s experience to the Company and its business, the skills and perspectives such candidate would bring to the Board and the personality or “fit” of such candidate with existing members of the Board and management. All Board members must possess the following minimum qualifications as determined by the Nominating and Corporate Governance Committee:

•	A director must demonstrate integrity, accountability, informed judgment, financial literacy, creativity and vision;
•	A director must be prepared to represent the best interests of all Company shareholders, and not just one particular constituency;
•	A director must have a record of professional accomplishment in his or her chosen field; and
•	A director must be prepared and able to participate fully in Board activities, including membership on at least two committees.

The Nominating and Corporate Governance Committee believes it is important to have directors from various backgrounds and professions in order to ensure that the Board has a wealth of experiences to inform its decisions. Consistent with this philosophy, in addition to the minimum standards set forth above, business and managerial experience and an understanding of financial statements and financial matters are important.

DIRECTOR CANDIDATES RECOMMENDED BY SHAREHOLDERS

The Nominating and Corporate Governance Committee will consider all candidates recommended by a shareholder (or group of shareholders) who owns at least 1% of the Company’s outstanding shares of common stock and who has held such shares for at least one year as of the date of the recommendation. A shareholder (or shareholders) meeting these requirements is known as an “Eligible Shareholder.” The Nominating and Corporate Governance Committee may also, in its discretion, consider candidates recommended by a shareholder owning less than 1% of the Company’s outstanding shares of common stock. A shareholder wishing to recommend a candidate must submit the following documents to the Corporate Secretary, The Home Depot, Inc., 2455 Paces Ferry Road, Atlanta, Georgia 30339 not less than 120 calendar days prior to the date the Company’s proxy

BOARD OF DIRECTORS INFORMATION

statement was released to shareholders in connection with the previous year’s annual meeting of shareholders:

•	A recommendation that identifies the candidate and provides contact information for such candidate;
•	The written consent of the candidate to serve as a director of the Company, if elected; and
•	Documentation establishing that the shareholder making the recommendation is an Eligible Shareholder.

Upon timely receipt of the required documents, the Corporate Secretary will determine if the shareholder submitting the recommendation is an Eligible Shareholder based on such documents. If the shareholder is not an Eligible Shareholder, the Nominating and Corporate Governance Committee may, but is not obligated to, evaluate the candidate and consider such candidate for nomination to the Board.

If the candidate is to be evaluated by the Nominating and Corporate Governance Committee, the Corporate Secretary will request a detailed resume, an autobiographical statement explaining the candidate’s interest in serving as a director of the Company, a completed statement regarding conflicts of interest, and a waiver of liability for background check from the candidate. Such documents must be received from the candidate before the first day of February preceding the annual meeting of shareholders.

AGREEMENTS TO NOMINATE A PERSON TO THE BOARD

In February 2007, Mr. Batchelder was appointed to the Board pursuant to an agreement between Relational Investors, L.L.C. (“Relational”) and the Company. The Company agreed to nominate Mr. Batchelder (or a substitute recommended by Relational in the event Mr. Batchelder is not available to serve) for election to the Board through the Meeting, provided Relational continues as a significant shareholder of the Company. In addition, the Company agreed to appoint Mr. Batchelder to the Audit Committee and Leadership Development and Compensation Committee. Relational agreed to support each slate of directors nominated by the Board, not to support or participate in any “withhold the vote” or similar campaign, not to nominate any candidates for election to the Board, and not to submit proxy resolutions or conduct any proxy solicitations. Relational also agreed to withdraw a resolution it had submitted in December 2006 seeking establishment of an independent committee to evaluate strategy and to elect nominees of Relational to the Board.

COMMUNICATING WITH THE BOARD

Shareholders and others who are interested in communicating directly with members of the Board, including concerns relating to accounting, internal accounting controls, audit matters, fraud or unethical behavior, may do so by e-mail, at HD_Directors@homedepot.com, or by writing to the directors at the following address:

Name of Director or Directors

c/o Secretary to the Board of Directors

The Home Depot, Inc.

2455 Paces Ferry Road

Atlanta, Georgia 30339

The Corporate Secretary reviews and provides the Board and the Nominating and Corporate Governance Committee with a summary of all such communications and a copy of any correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or the standing committees of the Board or that otherwise requires the attention of the Board and the Nominating and Corporate Governance Committee. Correspondence relating to accounting, internal controls or auditing matters is brought to the attention of the Company’s internal audit department and, if appropriate, to the Audit Committee. All communications are treated confidentially.

BOARD OF DIRECTORS INFORMATION

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board met six times during Fiscal 2008. The number of times that each standing committee of the Board met in Fiscal 2008 is shown below. Unless otherwise noted below, each incumbent director attended at least 75% of the meetings of the Board and of the standing committees of which he or she was a member during Fiscal 2008. Company policy provides that all directors are expected to attend annual shareholder meetings, absent extraordinary circumstances. All of our current directors attended the 2008 Annual Meeting of Shareholders.

During Fiscal 2008, the Board had standing Audit, Nominating and Corporate Governance, Leadership Development and Compensation, and Infrastructure Committees. The members of each Committee as of the end of Fiscal 2008, their principal functions and the number of meetings held in Fiscal 2008 are shown below, and each member of each Committee was independent:

Name of Committee and Members	Committee Functions	Number of Meetings
AUDIT: David H. Batchelder, Chair F. Duane Ackerman Ari Bousbib Albert P. Carey Brian C. Cornell(1)	• Oversees internal systems of accounting and management control • Oversees auditing procedures • Selects the Company’s independent registered public accounting firm • Receives and accepts the report of the independent registered public accounting firm	9
NOMINATING AND CORPORATE GOVERNANCE:(2) Bonnie G. Hill, Chair Gregory D. Brenneman Armando Codina Karen L. Katen	• Oversees the Company’s corporate governance practices and procedures • Reviews and monitors activities of Board members • Makes recommendations for nominees for director	4
LEADERSHIP DEVELOPMENT AND COMPENSATION: Gregory D. Brenneman, Chair David H. Batchelder Armando Codina Bonnie G. Hill Karen L. Katen	• Reviews and recommends policies, practices and procedures concerning human resource-related matters • Oversees senior management succession planning policies and procedures • Reviews and recommends compensation of directors and executive officers • Administers stock incentive and purchase plans • Makes grants of stock and option awards pursuant to stock incentive plans	11
INFRASTRUCTURE: Ari Bousbib, Chair F. Duane Ackerman Albert P. Carey Brian C. Cornell (1)	• Reviews practices and procedures concerning supply chain, logistics and information technology and information security	4
(1)	Mr. Cornell served as member of the Audit Committee and the Infrastructure Committee during Fiscal 2008 and until he resigned from the Board on March 9, 2009.
(2)

During Fiscal 2008, the Nominating and Corporate Governance Committee met four times, on February 28, May 21, August 21 and November 20. Mr. Codina’s term on the Nominating and Corporate Governance Committee began on May 21, and he attended the August 21 and November 20 meetings, which was less than 75% of meetings held after he became a member of that committee.

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

(ITEM 1 ON THE PROXY CARD)

Directors are elected by shareholders every year. The nominees named below are standing for election to hold office until the Meeting and until his or her successor is elected and qualified. The Board and the Nominating and Corporate Governance Committee have recommended all nominees for election. Each nominee is currently a member of the Board and has agreed to serve as a director, if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee selected by the Board.

F. DUANE ACKERMAN, 66, Director since 2007

•	Served as Chairman and Chief Executive Officer of BellSouth Corporation, a communications company, until December 2006; retired as Chairman Emeritus in March 2007
•	Member of the boards of The Allstate Corporation and United Parcel Service, Inc.

DAVID H. BATCHELDER, 59, Director since 2007

•	Principal of Relational Investors LLC, an investment advisory firm, since 1996

FRANCIS S. BLAKE, 59, Director since 2006

•	Chairman of The Home Depot, Inc. since January 2007 and Vice Chairman from October 2006 to January 2007
•	Chief Executive Officer of The Home Depot, Inc. since January 2007
•	Executive Vice President–Business Development and Corporate Operations of The Home Depot, Inc. from March 2002 to January 2007
•	Member of the board of The Southern Company

ARI BOUSBIB, 47, Director since 2007

•	President of Commercial Companies and Executive Vice President of United Technologies Corporation, a diversified company, since May 2008
•	President of Otis Elevator Company, a vertical transportation systems manufacturer and a subsidiary of United Technologies Corporation, from 2002 to May 2008

GREGORY D. BRENNEMAN, 47, Director since 2000

•	Chairman of CCMP Capital, a private equity firm, since September 2008
•	President and Chief Executive Officer of Quiznos, a national quick-service restaurant, from January 2007 to September 2008, and Executive Chairman of the board of Quiznos, since September 2008
•	Chairman and Chief Executive Officer of TurnWorks, Inc., a private equity firm, since November 1994
•

Chairman of Burger King Corporation, a fast food restaurant franchise company, from February 2005 to April 2006 and Chief Executive Officer and member of the board of Burger King from August 2004 to April 2006

•	President and Chief Executive Officer of PwC Consulting, the global business and consulting unit of PricewaterhouseCoopers, from June 2002 to October 2002
•	President of Continental Airlines, Inc., a major U.S. air transportation company, from 1996 to 2001 and member of the board and Chief Operating Officer of Continental Airlines from 1995 to 2001
•	Member of the boards of Quiznos and Automatic Data Processing, Inc.

ALBERT P. CAREY, 57, Director since 2008

•	President and Chief Executive Officer of Frito-Lay North America, a snack food company, since July 2006
•	President of PepsiCo Sales, the sales division of Pepsico, Inc., a consumer products company, from March 2003 to July 2006
•	Chief Operating Officer of PepsiCo Beverages & Foods North America from July 2001 to March 2003

ARMANDO CODINA, 62, Director since 2007

•	Chairman of Flagler Development Group, a real estate development company, since 2006
•	Chief Executive Officer and President of Flagler Development Group, from 2006 to September 2008
•	Chairman and Chief Executive Officer of Codina Group, a real estate development company, from 1979 to 2006
•	Member of the boards of AMR Corporation and General Motors Corporation

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

(ITEM 1 ON THE PROXY CARD)

BONNIE G. HILL, 67, Director since 1999

•	President of B. Hill Enterprises, LLC, a consulting firm specializing in corporate governance and board organizational and public policy issues, since 2001
•	Co-founder of Icon Blue, Inc., a brand marketing company, and Chief Operating Officer since 1998
•	President and Chief Executive Officer of The Times Mirror Foundation, a charitable foundation affiliated with Tribune Company, from 1997 to 2001
•	Senior Vice President, Communications and Public Affairs of the Los Angeles Times, a daily newspaper and subsidiary of Tribune Company, from 1998 to 2001
•	Member of the boards of AK Steel Holding Corporation, California Water Service Group and YUM! Brands, Inc.

KAREN L. KATEN, 60, Director since 2007

•	Chairman of the Pfizer Foundation, a charitable foundation affiliated with Pfizer Inc., a global pharmaceutical company, since 2006
•	Vice Chairman of Pfizer Inc. and President of Pfizer Human Health from 2005 to 2007
•	President of Pfizer Global Pharmaceuticals and Executive Vice President of Pfizer Inc. from 2001 to 2005
•	Senior Advisor of Essex Woodlands Health Ventures, a healthcare venture capital firm, since October 2007
•	Member of the boards of General Motors Corporation, Harris Corporation and Air Liquide

WE RECOMMEND THAT YOU VOTE

“FOR” THE ELECTION OF EACH

NOMINEE TO

THE BOARD OF DIRECTORS.

PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP

(ITEM 2 ON THE PROXY CARD)

The Audit Committee has appointed KPMG LLP to serve as the Company’s Fiscal 2009 independent registered public accounting firm. Although the Company’s governing documents do not require the submission of this matter to shareholders, the Board considers it desirable that the appointment of KPMG LLP be ratified by shareholders. If the appointment of KPMG LLP is not ratified, the Audit Committee will reconsider the appointment.

Audit services provided by KPMG LLP for Fiscal 2008 included the examination of the consolidated financial statements of the Company, audit of the Company’s internal control over financial reporting, and services related to periodic filings made with the Securities and Exchange Commission (“SEC”). Additionally, KPMG LLP provided certain services relating to the consolidated quarterly reports and annual and other periodic reports at international locations and tax and other services as described on page 55 of this Proxy Statement.

One or more representatives of KPMG LLP will be present at the Meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to questions from shareholders.

WE RECOMMEND THAT YOU

VOTE “FOR” THE RATIFICATION OF

KPMG LLP AS THE COMPANY’S

FISCAL 2009 INDEPENDENT

REGISTERED PUBLIC

ACCOUNTING FIRM.

COMPANY’S PROPOSAL TO AMEND THE SIXTH ARTICLE OF THE COMPANY’S CERTIFICATE OF INCORPORATION

(ITEM 3 ON THE PROXY CARD)

The Company’s shareholders are asked to approve a proposal to amend the Company’s Certificate of Incorporation to allow holders of shares representing at least 25% of the outstanding shares of the Company’s common stock to call a special meeting of shareholders. The proposed amendment would delete section 5 of the sixth article of the Certificate of Incorporation, which provides that a special meeting of the shareholders of the Company may be called only by the Chairman of the Board, the President or the Board.

On August 21, 2008, the Board approved an amendment to Section 2 of the Company’s By-Laws to provide shareholders with the ability to call a special meeting. Specifically, subject to certain notice and information requirements, a special meeting of shareholders may be called upon receipt of written requests from holders of shares representing at least 25% of the outstanding shares of the Company’s common stock. The amendment to Section 2 of the Company’s By-Laws will be effective upon the approval of this proposed amendment to the sixth article of the Company’s Certificate of Incorporation.

The Board has unanimously authorized the proposed amendment of the Company’s Certificate of Incorporation and voted to recommend it to the Company’s shareholders. The proposed amendment would become effective upon filing of an appropriate certificate with the Secretary of State of the State of Delaware. It is anticipated that such filing would be made shortly after the Meeting.

WE RECOMMEND THAT YOU VOTE “FOR”

APPROVAL OF THE AMENDMENT OF

THE COMPANY’S CERTIFICATE OF INCORPORATION.

SHAREHOLDER PROPOSAL REGARDING CUMULATIVE VOTING

(ITEM 4 ON THE PROXY CARD)

Mrs. Evelyn Y. Davis, located at Watergate Office Building, Suite 215, 2600 Virginia Avenue, N.W., Washington, D.C. 20037, is the beneficial owner of 300 shares of the Company’s common stock and has submitted the following resolution:

RESOLVED: “That the stockholders of Home Depot, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.”

REASONS: “Many states have mandatory cumulative voting, so do National Banks.”

“In addition, many corporations have adopted cumulative voting.”

“If you AGREE, please mark your proxy FOR this resolution.”

RESPONSE TO PROPOSAL REGARDING CUMULATIVE VOTING

(ITEM 4 ON THE PROXY CARD)

The Company recommends that you vote against this shareholder proposal. The Company’s system of voting entitles each share of stock to one vote for each director nominee. We believe that this system is more likely to produce a Board that considers and promotes the interests of shareholders as a whole. Cumulative voting could enable an individual shareholder or a small group of shareholders to elect directors whose primary objective could be to advocate special interests. Such directors are likely to promote a narrow agenda (on behalf of those shareholders responsible for their election) at the expense of shareholders as a whole, engendering partisanship and factionalism that could distract Board members from their duty to serve the best interests of all shareholders. Unlike the system favored by the proponent, a system of one vote per share for each nominee is widely-used and accepted among U.S. companies.

WE RECOMMEND THAT YOU

VOTE “AGAINST” THE ADOPTION OF

THIS SHAREHOLDER PROPOSAL.

SHAREHOLDER PROPOSAL REGARDING SPECIAL SHAREHOLDER MEETINGS

(ITEM 5 ON THE PROXY CARD)

Mr. William Steiner, located at 112 Abbottsford Gate, Piermont, New York 10968, is the beneficial owner of 3,500 shares of the Company’s common stock and has submitted the following resolution:

3 – Special Shareowner Meetings

RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call special shareowner meetings. This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or the board.

Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call special meetings investor returns may suffer. Shareowners should have the ability to call a special meeting when a matter merits prompt consideration.

This proposal topic won impressive support at the following companies based on 2008 yes and no votes:

International Business Machines (IBM)	56%	Emil Rossi (Sponsor)
Merck (MRK)	57%	William Steiner
Kimberly-Clark (KMB)	61%	Chris Rossi
Occidental Petroleum (OXY)	66%	Emil Rossi
FirstEnergy Corp. (FE)	67%	Chris Rossi
Marathon Oil (MRO)	69%	Nick Rossi

Fidelity and Vanguard supported a shareholder right to call a special meeting. The proxy voting guidelines of many public employee pension funds also favored this right. Governance ratings services, such as The Corporate Library and Governance Metrics International, have taken special meeting rights into consideration when assigning company ratings.

Please encourage our board to respond positively to this proposal:

Special Shareowner Meetings –

Yes on 3

RESPONSE TO PROPOSAL REGARDING SPECIAL SHAREHOLDER MEETINGS

(ITEM 5 ON THE PROXY CARD)

The Company recommends that you vote against this shareholder proposal. In August 2008, the Board changed the Company’s By-Laws to allow holders of 25% or more of our outstanding common stock to call a meeting, and you are being asked in Item 3 of this Proxy Statement to incorporate that change in the Company’s Certificate of Incorporation as well. Other companies using a threshold of 25% (or higher) include 3M Company, AT&T Inc., Berkshire Hathaway Inc., Colgate-Palmolive Company, Dell Inc., General Electric Company, Hewlett-Packard Company, Time Warner Inc. and Verizon Communications Inc. Notwithstanding the Company’s actions described above, the proponent has submitted a resolution asking the Board to amend the Company’s governing documents to enable holders of 10% of our shares to convene a special meeting.

We believe that 25% is an appropriate threshold. A shareholder meeting consumes significant resources and takes the time and focus of management and the Board to prepare for and participate in the meeting. Senior management and the Board are intensely focused on implementing the Company’s business plan in a very challenging environment. If adopted, this proposal could have the effect of allowing a relatively small minority of shareholders with narrow interests to call any number of special meetings to consider matters that may not be important to our other shareholders and distract management and the Board from this focus. The Board has implemented the means for shareholders to call special meetings. Undoing this right could undermine efforts to manage the Company’s business and would fail to benefit shareholders as a whole because it would allow for the promotion of special interests.

WE RECOMMEND THAT YOU

VOTE “AGAINST” THE ADOPTION OF

THIS SHAREHOLDER PROPOSAL.

SHAREHOLDER PROPOSAL REGARDING EMPLOYMENT DIVERSITY REPORT

(ITEM 6 ON THE PROXY CARD)

Trillium Asset Management Corporation, located at 711 Atlantic Avenue, Boston, Massachusetts 02111, is the beneficial owner of more than $2,000 of shares of the Company’s common stock and has submitted the following resolution as lead proponent along with other co-proponents:

WHEREAS: Equal employment opportunity (EEO) is a fair employment practice and an investment issue. We believe that companies with a good EEO record have a competitive advantage in recruiting and retaining employees. Moreover, we believe Home Depot customers are increasingly diverse; therefore a similarly diverse work force is more likely to anticipate and respond effectively to consumer demand. EEO reporting has economic relevance.

Home Depot shareholder votes in favor of a diversity report surpassed 25%, 25% and 36% in 2008, 2007 and 2006, respectively – sending a consistent signal to management that shareowners desire increased accountability.

The Company annually files an EEO-1 report with the Equal Employment Opportunity Commission. Hence, this information could be made available to shareholders at a minimal additional cost.

Allegations of discrimination in the workplace burden shareholders with costly litigation that can also damage a company’s reputation.

Home Depot has paid out more than $100 million to settle discrimination lawsuits in the last 12 years. The most significant EEO settlement of $87 million was in 1997. In 2004, Home Depot agreed to pay $5.5 million to settle charges of class-wide gender, race and national origin discrimination at more than 30 Colorado stores. In 2006, Home Depot paid $125,000 to settle a racial discrimination suit.

RESOLVED: The shareholders request that Home Depot prepare a diversity report, at reasonable cost and omitting confidential information, available to investors by September 2009, including the following:

1.	A chart identifying employees according to their gender and race in each of the nine major EEOC-defined job categories for the last three years, listing numbers or percentages in each category;
2.	A summary description of any affirmative action policies and programs to improve performance, including job categories where women and minorities are underutilized; and
3.	A description of any policies and programs oriented specifically toward increasing the number of managers who are qualified females or minorities.

SUPPORTING STATEMENT:

In 2006, the U.S. Equal Employment Opportunity Commission reported racial minorities comprised 32% of private industry but just 17% of executives and managers. Likewise, women represented 48% of the workforce and 36% of executives and managers. Employment and advancement barriers persist.

Several major U.S. corporations provide diversity reports with detailed EEO information including Wal-Mart, IBM, Intel, Merck and Coca-Cola.

In 2001, Home Depot began providing EEO information to investors upon request. Since then Home Depot reversed its policy on disclosure of this information.

We agree with a recommendation of the 1995 bipartisan Glass Ceiling Commission that “public disclosure of diversity data – specifically data on the most senior positions – is an effective incentive to develop and maintain innovative, effective programs to break the glass ceiling barriers.” The Social Investment forum and RiskMetrics concluded, in a 2008 study of corporate disclosure of EEO data, that corporate transparency on EEO progress is necessary to assess the risks and opportunities of an investment.

Home Depot has demonstrated leadership on many corporate social responsibility issues. We ask the company to again demonstrate leadership in diversity by committing to EEO disclosure.

RESPONSE TO PROPOSAL REGARDING EMPLOYMENT DIVERSITY REPORT

(ITEM 6 ON THE PROXY CARD)

The Company recommends that you vote against this shareholder proposal. Shareholders of the Company have rejected this proposal at seven previous annual meetings. The Company does not believe adoption of this proposal would enhance its commitment to equal opportunity in any meaningful way. This commitment is evidenced by the Company’s Inclusion Council, which focuses on diversity issues affecting the Company, and a hotline to promote the anonymous reporting of concerns regarding the Company’s Business Code of Conduct and Ethics. The Company also has a Vice President of Diversity and Inclusion to provide focused leadership and to develop an inclusive work environment in which all associates are valued, respected and supported to do their best work. The Company’s commitment to diversity is further evidenced through affirmative action programs in each of its 2,000+ stores. In addition, the Company prepares and files its EEO-1 report with the Equal Employment Opportunity Commission each year.

WE RECOMMEND THAT YOU

VOTE “AGAINST” THE ADOPTION OF

THIS SHAREHOLDER PROPOSAL.

SHAREHOLDER PROPOSAL REGARDING EXECUTIVE OFFICER COMPENSATION

(ITEM 7 ON THE PROXY CARD)

New York City Employees’ Retirement System, located at 1 Centre Street, Room 736, New York City, New York 10007, is the beneficial owner of 101,607 shares of the Company’s common stock and has submitted the following resolution as lead proponent along with other co-proponents:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

RESOLVED, that shareholders of The Home Depot, Inc. request the board of directors to adopt a policy that provides shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

SUPPORTING STATEMENT

Investors are increasingly concerned about mushrooming executive compensation especially when it is insufficiently linked to performance. In 2008, shareholders filed close to 100 “Say on Pay” resolutions. Votes on these resolutions have averaged 43% in favor, with ten votes over 50%, demonstrating strong shareholder support for this reform.

An Advisory Vote establishes an annual referendum process for shareholders about senior executive compensation. We believe the results of this vote would provide the board and management with useful information about shareholder views on the company’s senior executive compensation.

In its 2008 proxy Aflac submitted an Advisory Vote resulting in a 93% vote in favor, indicating strong investor support for good disclosure and a reasonable compensation package. Daniel Amos, Chairman and CEO said, “An advisory vote on our compensation report is a helpful avenue for our shareholders to provide feedback on our pay-for-performance compensation philosophy and pay package.”

To date eight other companies have also agreed to an Advisory Vote, including Verizon, MBIA, H&R Block, Blockbuster, and Tech Data. TIAA-CREF, the country’s largest pension fund, has successfully utilized the Advisory Vote twice.

Influential proxy voting service RiskMetrics Group recommends votes in favor, noting: “RiskMetrics encourages companies to allow shareholders to express their opinions of executive compensation practices by establishing an annual referendum process. An advisory vote on executive compensation is another step forward in enhancing board accountability.”

The Council of Institutional Investors has endorsed advisory votes and a bill to allow annual advisory votes passed the House of Representatives by a 2-to-1 margin. As presidential candidates, Senators Obama and McCain supported the Advisory Vote.

We believe that existing U.S. Securities and Exchange Commission rules and stock exchange listing standards do not provide shareholders with sufficient mechanisms for providing input to boards on senior executive compensation. In contrast, in the United Kingdom, public companies allow shareholders to cast a vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives shareholders a clear voice that could help shape senior executive compensation.

We believe that a company that has a clearly explained compensation philosophy and metrics, reasonably links pay to performance, and communicates effectively to investors would find a management sponsored Advisory Vote a helpful tool.

We urge our board to allow shareholders to express their opinion about senior executive compensation through an Advisory Vote.

RESPONSE TO PROPOSAL REGARDING EXECUTIVE OFFICER COMPENSATION

(ITEM 7 ON THE PROXY CARD)

The Company recommends that you vote against this shareholder proposal. Shareholders of the Company rejected this proposal at the 2008, 2007 and 2006 annual shareholder meetings. The Company has ongoing, direct communication with shareholders through investor conferences, daily telephone calls and letters. These interactions provide the Company and the Leadership Development and Compensation Committee, comprised of independent directors, with specific and detailed insights on shareholder concerns as to executive compensation policies and processes. As a result, the Company has changed its compensation programs to focus to a significantly greater extent on “Pay for Performance,” where compensation paid to senior executives is based on the attainment of pre-established performance goals.

Furthermore, the Company provides in the Compensation Discussion and Analysis section of this Proxy Statement a significant amount of detailed information as to how it sets compensation for its senior officers, which provides a basis for informed discussion with shareholders. This proposal, on the other hand, would provide only a blunt, yes-or-no, after-the-fact referendum on management compensation. It would lack the timeliness, detail and analysis of our current communications with shareholders, and would be a significant reduction in the quality of shareholder feedback on this important topic. The shareholders have clearly indicated their preference on this issue by rejecting a similar proposal at each of the last three annual shareholder meetings.

WE RECOMMEND THAT YOU

VOTE “AGAINST” THE ADOPTION OF

THIS SHAREHOLDER PROPOSAL.

SHAREHOLDER PROPOSAL REGARDING ENERGY USAGE

(ITEM 8 ON THE PROXY CARD)

Connecticut Retirement Plans and Trust Funds, located at 55 Elm Street, Hartford, Connecticut 06106-1773, is the beneficial owner of 962,175 shares of the Company’s common stock and has submitted the following resolution:

Whereas:

Rising energy costs and concerns about energy security, climate change and the burning of fossil fuels are focusing increasing amounts of attention on energy efficiency. The G8 in 2007 committed to take strong and early action to tackle climate change. In the US, domestic regulations addressing the matter continue to gain momentum. Many of these regulations address the energy efficiency of buildings.

According to U.S. Secretary of Energy Samuel Bodman (in a speech July 16, 2007) “There is also a clear and growing recognition of the role that prioritizing energy efficiency must play. As most of you know, the largest source of immediately available “new” energy is the energy we waste every day. Indeed, it is the cheapest, most abundant, cleanest, most readily available source of energy Americans can access”.

The July 2006 “National Action Plan for Energy Efficiency” – developed by more than 50 leading organizations “presented policy recommendations for creating a sustainable, aggressive national commitment to energy efficiency through gas and electric utilities, utility regulators, and partner organizations.” The report pointed out that “Widespread application of energy efficiency programs…would yield annual energy bill savings of nearly $20 billion, with net societal benefits of more than $250 billion over the next 10 to 15 years. This scenario could defer the need for 20,000 megawatts (MW), or 40 new 500MW power plants”.

According to estimates by the Environmental Protection Agency, residential and commercial buildings account for approximately 40 percent of energy and 70 percent of electricity consumed in the US each year. The Energy Independence and Security Act of 2007 emphasize energy efficiency resulting in energy, carbon and economic savings. The bill authorizes the Commercial Building Initiative with a goal of all new commercial buildings having a net zero energy usage by 2030.

At the local level, at least 46 state, county and city governments have adopted policies requiring or encouraging the use of the US Green Building Council’s Leadership in Energy and Environmental Design (LEED) program, which places a heavy emphasis on energy efficiency among other things.

As concerns about rising energy prices, climate change and energy security continue to increase, we believe the focus on energy efficiency will only intensify. For large retail chains this focus will extend not only to stores but also to the supporting distribution and transportation networks. It is vital that our company be well positioned to compete going forward. Taking action to improve energy efficiency can result in financial and competitive advantages. Ignoring this quickly growing trend could position our company as an industry laggard and expose it to competitive, reputational and regulatory risk.

RESOLVED: Shareholders request that The Home Depot assess its current companywide energy use, in its buildings, transportation, and the supply chain, set targets to reduce energy use in the future and report to shareholders (at reasonable cost and omitting proprietary information) on its findings and progress by September 1, 2009.

RESPONSE TO PROPOSAL REGARDING ENERGY USAGE

(ITEM 8 ON THE PROXY CARD)

The Company recommends that you vote against this shareholder proposal. We are committed to responsible, sustainable energy usage policies. We believe that complying with the proponent’s request will not enhance our energy programs, as we already assess our energy usage on a continuous basis and have taken steps to significantly reduce consumption. Following are some examples of the steps that we have already taken:

•	In Fiscal 2008, we budgeted approximately $27.5 million for energy efficiency related projects.
•

We have achieved annual energy savings of over $28 million by replacing HVAC units in approximately 200 existing stores and switching from 400 watt metal halide fixtures to T-5 lighting in approximately 700 existing stores.

•

In Fiscal 2008, we replaced the majority of the incandescent light bulbs in our light fixture displays with compact fluorescent lamps (“CFLs”). We installed over 1.5 million CFLs and saved 76 million kilowatt hours of energy. This energy savings translates into 119,200,000 pounds of CO2 equivalent.

•

We implemented strict operational standards that establish energy efficient practices in all of our facilities. These include HVAC unit temperature regulation and adherence to lighting schedules, which are the largest sources of energy consumption in our stores, requiring all new and retro-fitted store signs to be LEDs, as well as implementation of systems in each store to monitor energy efficiency. We estimate that by implementing these energy saving programs we have avoided approximately 1.6 billion pounds of greenhouse gas emissions since our fiscal 2006. We believe this is equivalent to removing approximately 132,000 cars from the highway.

•	We have partnered with the U.S. Green Building Council and have built seven LEED certified or equivalent green stores to date.
•

Our new store construction prototype standard includes several energy efficiency and environmental standards: white roofing membrane to reflect solar heat, low water flow toilets, urinals, and lavatory faucets, energy management systems, HVAC demand ventilation and economizers, and the use of local and regional construction materials as much as possible.

•

We are a Charter Partner of the SmartWay Transportation Partnership, a voluntary program instituted by the U.S. Environmental Protection Agency in 2004 that focuses on reducing emissions across all transportation and distribution networks.

•

We offset the carbon emissions created by our facilities and a portion of those emissions created by business related travel through an agreement with The Conservation Fund that resulted in the planting of thousands of trees that will help reduce the heat-island effect in urban areas, reduce erosion and help clean the air.

•	Through our Eco OptionsSM Program, we have created product categories that allow consumers to easily identify environmentally preferred product selections in our stores.
•	We implemented a Supplier Social and Environmental Responsibility Program to ensure that our suppliers adhere to the highest standards of social and environmental responsibility.

WE RECOMMEND THAT YOU

VOTE “AGAINST” THE ADOPTION OF

THIS SHAREHOLDER PROPOSAL.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

Compensation Philosophy and Objectives

Our compensation program aims to encourage and motivate our officers and other key employees to achieve short- and long-term corporate goals by aligning pay with performance. Achieving these short- and long-term goals translates into long-term shareholder value. Our compensation program also aims to attract and retain exceptionally talented individuals.

We align pay with performance by conditioning a significant portion of incentive compensation on challenging performance goals. For Fiscal 2008, we utilized the following performance goals:

•	share-price performance;
•	total shareholder return;
•	overall enterprise and business unit financial results; and
•	achievement of strategic goals.

We have designed our compensation programs to avoid excessive risk-taking. The goals for our incentive compensation reflect a balanced mix of performance measures based on the Company’s business plan, avoid excessive weight on a single performance measure and limit overall potential payments for any of our executives.

The principal elements of our compensation program are base salary, annual incentives, long-term incentives, deferred compensation, executive perquisites and broad-based benefit programs.

New Features in 2008 to Further Align Pay with Performance

The Leadership Development and Compensation Committee (the “Committee”) continues to focus on making compensation more performance based. The following practices adopted in Fiscal 2008 illustrate this philosophy:

•	Discretionary payments for the achievement of non-financial performance goals under our annual incentive compensation plan were eliminated;
•	70% of annual incentive compensation was tied to financial performance – pre-established sales, operating profit and inventory turns objectives;
•	The remaining 30% was based on pre-established strategic performance goals for the fiscal year;
•

20% of annual equity compensation for our named executive officers (40% for our CEO) was delivered in the form of performance shares and conditioned on the achievement of specified levels of shareholder return relative to other S&P 500 companies;

•	Approximately 85% of our CEO’s total compensation was tied to the achievement of corporate performance objectives, share-price performance and total shareholder return (“TSR”); and
•	No new grants were made under the cash component of our Long Term Incentive Plan (the “LTIP”).

Although our CEO was awarded a Fiscal 2008 Management Incentive Plan (“MIP”) bonus of $1,200,888 based on the achievement of pre-established performance targets, he voluntarily waived it and did not accept this portion of his earned compensation.

Changes for Fiscal 2009 to Further Align Pay with Performance

For Fiscal 2009, 100% of our incentive compensation is performance based. We:

•	Added a performance-based vesting feature to our restricted stock awards, making them forfeitable if operating profit is less than 80% of MIP target for the fiscal year; and
•	Granted three year performance share awards, with payout based on achievement of designated return on invested capital (“ROIC”) and operating profit goals.

In addition, we eliminated the executive term life insurance program and tax reimbursements, referred to as “gross-ups,” on perquisites. Also, in light of the difficult economic environment, we froze 2009 base salaries for all Company officers at 2008 levels.

Named Executive Officers

Our named executive officers for Fiscal 2008 are:

•	Francis S. Blake, Chairman and Chief Executive Officer
•	Carol B. Tomé, Chief Financial Officer and Executive Vice President – Corporate Services (“CFO”)

EXECUTIVE COMPENSATION

•	Annette M. Verschuren, Division President – Canada and Asia
•	Craig A. Menear, Executive Vice President – Merchandising
•	Marvin R. Ellison, Executive Vice President – U.S. Stores
•	Robert P. DeRodes, Former Executive Vice President – Chief Information Officer

Ms. Tomé and Messrs. Menear and Ellison are Executive Vice Presidents (“EVPs”), and Ms. Verschuren is a Senior Vice President (“SVP”). Mr. Ellison was an SVP before his promotion from Northern Division President to his current position in August 2008. The EVPs and SVP report directly to the CEO. The position of EVP is one level below the CEO and one level above the SVP position.

Compensation Determination Process

•

Role of Leadership Development and Compensation Committee.    The Committee determines the compensation of our named executive officers other than the CEO. Although it may delegate any of its responsibilities to subcommittees, the Committee did not delegate any of its authority with respect to the compensation of any executive officer for Fiscal 2008. All decisions with respect to the compensation of the CEO are made by the independent members of the Board, which include all Board members other than our CEO.

•

Role of Executive Officers in Compensation Decisions.    The Executive Vice President – Human Resources (“EVP-HR”) makes recommendations to the Committee as to the amount and form of executive compensation for executive officers other than the CEO and his own compensation. Recommendations as to the amount and form of CEO compensation are made by the Committee’s independent compensation consultant. The CEO has input on the recommendations to the Committee with respect to the compensation of our executive and other officers. At the request of the Committee, both the EVP-HR and the CEO regularly attend Committee meetings, excluding portions of meetings where their respective compensation is discussed.

•

Compensation Consultants.    The Committee engaged Towers Perrin as its compensation consultant during Fiscal 2008 for research, market data, survey information and design expertise in developing executive and director compensation programs. Towers Perrin attends Committee meetings at the request of the Committee and advises the Committee on all principal aspects of executive compensation, including the competitiveness of program design and award values, and provides executive compensation analyses with respect to the named executive officers and other executive officers. Towers Perrin reports directly to the Committee, and the Committee is free to replace the consultant or hire additional consultants at any time. We paid Towers Perrin $112,654 in fees for services performed for the Committee during Fiscal 2008.

Pursuant to a policy adopted by the Committee, Towers Perrin is prohibited from providing services or products of any kind to the Company. Further, affiliates of Towers Perrin may not receive payments from the Company that would exceed 2% of the consolidated gross revenues of Towers Perrin and its affiliates during any year.

During Fiscal 2008, Towers Perrin did not provide any services to the Company, but we did engage Tillinghast, an affiliate of Towers Perrin, to provide actuarial services. We paid Tillinghast $146,769 in fees for actuarial services provided to the Company during Fiscal 2008, which was significantly less than 2% of the consolidated gross revenues of Towers Perrin and its affiliates.

•

Benchmarking.    We do not target any specific peer group percentile ranking for total compensation for the named executive officers. The Committee considers the executive’s compensation history and peer group market position in awarding annual compensation. The Fortune 50 companies and the following retailers with revenues of $10 billion or more were included in the peer group data. The Hewitt peer group data was a customized benchmarking report purchased from Hewitt.

EXECUTIVE COMPENSATION

Equilar Database: Retail Peer Group
Best Buy Co., Inc.	Office Depot, Inc.
Costco Wholesale Corporation	Macy’s, Inc.
CVS Caremark Corp.	Sears Holdings Corporation
Gap Inc.	Staples, Inc.
J. C. Penney Company, Inc.	Target Corporation
Kohl’s Corporation	TJX Companies Inc.
Limited Brands, Inc.	Walgreen Co.
Lowe’s Companies, Inc.	Wal-Mart Stores, Inc.

Hewitt: Retail Peer Group
Amazon.com	Macy’s, Inc.
Best Buy Co., Inc	McDonald’s Corporation
J.C. Penny Company, Inc.	Sears Holding Corporation
Kohl’s Corporation	Staples, Inc.
Limited Brands, Inc.	Target Corporation
Lowe’s Companies, Inc.	Wal-Mart Stores, Inc.
Walgreen Co.

Elements of Our Compensation Programs

Our compensation programs consist of the following principal elements:

•

Base Salaries.    We provide competitive base salaries that allow us to attract and retain a high-performing leadership team. Base salaries for our named executive officers are reviewed and adjusted annually based on a comprehensive management assessment process. In light of the difficult economic environment, Company officers did not receive an annual increase for Fiscal 2009.

In establishing base salaries for Fiscal 2008, the Committee considered total compensation, scope of responsibilities, performance over the previous year, experience, internal pay equity, potential to assume additional responsibilities, and the competitive marketplace. The named executive officers received annual salary increases in April 2008 ranging from 4% to 8%, with Mr. Blake receiving a 5.1% annual base salary increase. Mr. DeRodes did not receive any salary increase for Fiscal 2008. Mr. Ellison received a 19% salary increase when he was promoted to EVP-U.S. Stores in August 2008 to recognize his promotion and increased responsibilities.

•

Annual Incentive.    All named executive officers participate in the MIP, a cash-based annual incentive plan. Seventy percent of the MIP payout is contingent on the achievement of financial performance goals, and 30% is contingent on the achievement of strategic performance goals. Each goal is established at the beginning of the applicable performance period. For Fiscal 2008, the performance period for the financial portion of the MIP for the named executive officers was the fiscal year, except that Mr. Ellison had a semi-annual financial performance period during the time he was an SVP. The strategic performance goals were based on the fiscal year for all named executive officers. The annual target bonus payout levels are determined as a percentage of base salary: 200% for the CEO, 125% for the CFO, 100% for other EVPs and 75% for SVPs. The bonus percentage is prorated for actual time in the position.

¡

Financial Performance Goals:    Financial performance goals (comprising 70% of MIP potential) for the named executive officers for Fiscal 2008 were based on achievement of pre-established targets. The payout is weighted 20% to sales, 35% to operating profit and 15% to inventory turns. The relative weighting among these targets was determined by the Committee with input from the CEO and the EVP-HR to reflect the Company’s strategic priorities. The definition of operating profit under the plan excluded the effect of the charges taken with respect to store closings and abandonment of future store sites throughout the year and the closing of the EXPO and other businesses in the fourth quarter. The Committee believes that these types of charges should be excluded from the MIP calculation since they are driven by strategic decisions supporting the long term best interests of the Company.

In 2008, target sales, operating profit and inventory turns for overall Company performance were $73.952 billion, $5.626 billion and 3.94 times, respectively. Achievement of these goals would constitute “target” performance. Achievement of 90% (95% for sales) and 105% of these goals would constitute “threshold” and “maximum” performance, respectively. For target performance, executive officers receive 100% of their specified percentage of base salary. At threshold and maximum achievement, the

EXECUTIVE COMPENSATION

payout is 10% and 110% respectively, of their specified percentage of base salary. The operating profit threshold must be met for any financial metric payout to occur. The threshold performance level encourages incremental performance when achievement of the target appears to be unlikely. The target performance level was consistent with our 2008 business plan and within the range of the forecast disclosed at the beginning of Fiscal 2008. The maximum performance level rewards participants for above-target performance while avoiding windfall payouts due to a better than expected external environment. The Committee does not have discretion to increase the MIP bonus but may decrease bonuses even if the performance goals are achieved.

Based on actual financial results for Fiscal 2008, the following named executive officers earned payouts of the following percentages of base salary: Mr. Blake 76.4% (bonus waived at Mr. Blake’s request), Ms. Tomé 48%, Mr. Menear 45%, Mr. Ellison 44% and Mr. DeRodes 35%. Ms. Verschuren received no payout for the financial portion of the MIP. This resulted from actual performance being less than the threshold performance levels set at the beginning of the performance period for the portion of the Company’s annual business plan for which she had responsibility. Target levels for Messrs. Blake and DeRodes and Ms. Tomé were based on overall Company performance, and target levels for the other named executive officers were established using the same methodologies, but were based on the respective portions of the Company’s annual business plan for which they were accountable. Mr. Ellison’s payout was pro-rated based on the time he spent in the Division President role and the time he spent in the EVP-U.S. Stores role. The specific target levels that correspond to specific portions of the Company’s annual business plan are not critical to an understanding of the Company’s compensation program, and we do not believe disclosure of this information would be meaningful to shareholders since it would not be apparent how this information correlates to our consolidated financial statements.

¡	Strategic Performance Goals: Strategic performance goals (comprising 30% of MIP potential) were set based on the successful completion of five pre-established key Company initiatives relating to:

•	rapid deployment center roll-out;
•	core merchandising process improvements;
•	“Aprons On The Floor” program for reallocating a targeted amount of spending from store support to store labor;
•	in-sourcing a targeted percentage of outsourced merchandising maintenance services; and
•	increasing market share in five merchandise categories.

The strategic performance goals were determined by the Committee with input from the CEO and the EVP-HR to reflect the Company’s strategic priorities. The strategic performance goals were set at the beginning of the year with the intent of being challenging but achievable. Therefore, we expect that the strategic performance goals would be frequently but not automatically achieved. Successful and timely completion of an initiative is required for any payout with regard to such initiative, with no partial payment for incremental performance. For Fiscal 2008, the key initiatives relating to core merchandising, spending reallocation to store labor and merchandising maintenance in-sourcing, as well as two of the five market share initiatives, were successfully completed, and the named executive officers received a 68% payout of the 30% portion of the MIP allocated to achievement of these strategic goals.

•	Long-Term Incentives. Our long-term incentives for Fiscal 2008 consisted of:

•	performance shares;
•	stock options;
•	restricted stock; and
•	deferred shares or deferred stock units.

EXECUTIVE COMPENSATION

For Fiscal 2008, we awarded the named executive officers (other than the CEO) annual long-term incentives consisting of 40% restricted stock, 40% stock options and 20% performance shares. We awarded the CEO 60% stock options and 40% performance shares. The total value of awards granted is based on the value of equity grants of similar officers at peer group companies described under “Benchmarking” in the “Compensation Determination Process” section above and individual performance relating to financial management, leadership, talent management and operational effectiveness, as well as retention risk. For Fiscal 2008, the annual equity award for the CEO was 667% of base salary. It ranged from 250% to 400% of base salary for the other named executive officers.

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Performance Shares:    The Fiscal 2008-2010 performance share award is based on our relative TSR ranking compared to the TSR of the individual companies included in the S&P 500 over a three-year period. TSR measures stock price appreciation and assumes the reinvestment of dividends. Named executive officers will receive 50% of the award if we rank at the 40th percentile, 100% of the award if we rank at the 50th percentile, and 300% of the award if we rank at the 100th percentile. For results between these percentile rankings, payment is determined by interpolation. There is no payout for a ranking below the 40th percentile. Dividends will accrue on performance share awards and be paid upon the payout of the award to the extent the award is earned.

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Stock Options:    We grant stock options with an exercise price equal to the fair market value of our stock on the date of grant. Option re-pricing is expressly prohibited by the 2005 Omnibus Stock Incentive Plan (“2005 Omnibus Plan”).

¡	Restricted Stock: Restricted stock vests 50% on each of the 30 and 60 month anniversaries of the grant date.

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Deferred Shares or Deferred Stock Units:    From time to time, we use deferred shares or deferred stock units to provide equity compensation to a named executive officer. The deferred shares are nonqualified deferred compensation arrangements payable in shares of our common stock. Consistent with common practice, deferred stock units were provided to Ms. Verschuren in Fiscal 2008 in lieu of restricted stock to delay her taxing event under Canadian tax laws until the award vests.

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Long-Term Cash Awards:    In order to simplify overall performance pay and sharpen focus on the remaining performance metrics, no new long-term cash awards were made in 2008. The named executive officers continued to have long-term cash awards for the Fiscal 2006-2008 and Fiscal 2007-2009 performance periods. Fiscal 2006-2008 awards were payable only if we achieved the following levels of average diluted earnings per share (“EPS”) growth during the three-year performance period.

Fiscal 2006-2008 LTIP	Threshold	Target	Maximum
EPS Growth	7%	10%	13%
Payout as % of Target	75%	100%	150%

Average diluted EPS is determined by averaging the percentage increase in diluted EPS for each fiscal year in the performance period. It includes the impact of any share repurchase program during the performance period. Because average diluted EPS was less than the threshold performance levels set at the beginning of the performance period, no payout was made to the named executive officers for Fiscal 2006-2008.

The Fiscal 2007-2009 awards include an additional ROIC performance goal. The payout is equally weighted to achievement of the EPS and ROIC performance goals. The Committee decided to include ROIC as an additional performance measure to increase management’s focus on the efficient use of capital.

Fiscal 2007-2009 awards are payable only if we achieve the following levels of average diluted EPS and ROIC. The percentage earned

EXECUTIVE COMPENSATION

between threshold and target and target and maximum is based on interpolation. The targets are set at the beginning of the performance period with the intent of being challenging but achievable. Therefore, we expect that the targets will be frequently but not automatically achieved. A pro rata portion of any award earned will be paid at the end of the performance cycle if termination occurs during Fiscal 2009 due to death, disability or retirement at or after age 60 with at least five years of service. The executive is also entitled to the target payout on a change in control.

Fiscal 2007-2009 LTIP	Threshold	Target	Maximum
EPS Growth (50% of Payout)	6.8%	13.5%	17.6%
ROIC (50% of Payout)	15.8%	17.0%	18.1%
Payout as % of Target	75%	100%	150%

•	Deferred Compensation Plans. We have two nonqualified deferred compensation plans for our executives:

•	the Deferred Compensation Plan for Officers (solely funded by the named executive officer); and
•	the FutureBuilder Restoration Plan (“Restoration Plan”).

The plans, which are described in the notes to the Nonqualified Deferred Compensation table, are designed to permit participants to accumulate income for retirement and other personal financial goals. Deferred compensation arrangements are standard executive programs, and we believe that these arrangements help us in the recruitment and retention of executive talent.

•

Perquisites.    We do not view perquisites as a significant element of our comprehensive compensation structure. We believe they are important and effective for attracting, motivating and retaining executive talent. In Fiscal 2008, we provided the following perquisites:

•

Supplemental Executive Choice Program (“SECP”), an after-tax allowance of $35,000 per calendar year for the CEO and EVPs ($25,000 per calendar year for SVPs) that the executive may apply to the purchase of financial planning and medical services, supplemental life and disability insurance, excess personal liability coverage and coverage under a retiree medical plan.

•

Company-paid term life insurance coverage of $20 million for Mr. Blake and Ms. Tomé, $10 million for Ms. Verschuren and Mr. Menear and $5 million for Mr. Ellison, with tax reimbursement to the extent the premium was taxable to the executive. We have discontinued this perquisite beginning in Fiscal 2009.

•

$250,000 death benefit, less the amount of premiums we pay on the insurance policy, which benefit is continued for life for executives with ten years of service with the Company. Currently, Mses. Tomé and Verschuren and Mr. Menear are the only named executive officers entitled to lifetime death benefit coverage.

•	Company-provided car. We have discontinued this as a separate perquisite beginning in Fiscal 2009.

•

Reimbursement of income and employment tax on benefits such as a long-term disability and life insurance, the SECP allowance, death benefit, Company contributions to the Restoration Plan, and personal use of Company aircraft where attendance of the executive’s spouse or other guest was requested by us at a business event. We have discontinued this perquisite beginning in Fiscal 2009.

•

We have requested that Mr. Blake travel by Company aircraft for security purposes when traveling for personal reasons, and we also make the use of Company aircraft available to other named executive officers on a more limited basis.

Changes to Perquisites for Fiscal 2009

For Fiscal 2009, we made the following changes to our perquisites:

•	Eliminated tax reimbursements on all perquisites;

EXECUTIVE COMPENSATION

•

Consolidated the disability insurance and car allowance perquisites under our SECP program and increased the annual pre-tax allowances accordingly ($125,000 for our CEO, $85,000 for EVPs, and $60,000 for SVPs with no tax gross-up);

•	Eliminated the $250,000 death benefit for new officers and increased the benefit for existing officers to $400,000 to reflect the elimination of the tax reimbursement; and

•	Discontinued separate Company-paid term life insurance coverage and the Company provided car program.

•

Other Benefits.    Our named executive officers have the option to participate in various employee benefit programs, including medical, dental and life insurance benefits and our 401(k) plan. These benefit programs are generally available to all employees. We also provide all employees, including named executive officers, with the opportunity to purchase our common stock through payroll deductions at a 15% discount through our Employee Stock Purchase Plan (the “ESPP”), a nondiscriminatory, tax-qualified plan.

Compensation Recoupment Policy

If the Board determines that any bonus, incentive payment, equity award or other compensation awarded or received by a named executive officer was based on any financial results or operating metrics that were achieved as a result of such officer’s knowing, intentional, fraudulent or illegal conduct, we must seek to recover from the officer such compensation (in whole or in part) as we deem appropriate under the circumstances and as permitted by law. In determining whether to recover a payment, the Board will take into account such considerations as it deems appropriate, including whether the assertion of a claim may violate applicable law or prejudice our interests in any related proceeding or investigation.

Equity Grant Procedures

Company-wide equity grants, including equity grants to named executive officers, are awarded effective as of the date of the March meeting of the Committee. Throughout the year, equity awards are made to new hires and promoted employees, with a grant date effective as of the date of the next regularly scheduled quarterly Committee meeting. The exercise price of each of our stock option grants is the market closing price on the effective grant date.

Stock Ownership and Retention Guidelines

Our Executive Stock Ownership Guidelines require executive officers to hold shares of common stock with a value equal to the specified multiples of base salary specified below. This program assists in focusing executives on long-term success and shareholder value by requiring executives to hold Company stock over the long term.

Title	Multiple of Salary
CEO	6x
EVPs	4x
SVPs	3x

Shares owned outright, restricted stock, deferred shares, deferred stock units and shares acquired pursuant to the ESPP, FutureBuilder Plan and the Restoration Plan are counted towards this requirement. MIP and LTIP incentives may be paid in Company stock, rather than cash, to any executive who fails to satisfy these requirements. Newly hired and promoted executives have four years to satisfy the requirements.

In addition, any executive officer who acquires Company shares via the exercise of options granted after June 10, 2008 must retain one-third of the net shares acquired, after taking into account the sale of shares to pay taxes and the option exercise price, for at least twelve months or such earlier time as the individual ceases to be an executive officer of the Company.

As of March 30, 2009, all of our named executive officers complied with the stock ownership and retention guidelines.

Severance and Change in Control Arrangements

We do not have a severance arrangement with our CEO. We do, however, have severance arrangements with Mses. Tomé and Verschuren. We do not have any change-in-control agreements with our executives. However, equity awards made to all salaried associates, including the named executive officers, provide for accelerated vesting on a change in control. In the event

EXECUTIVE COMPENSATION

the value of such accelerated vesting constitutes an “excess parachute payment,” the executive would be subject to a 20% excise tax on such amount, and the amount would not be tax deductible by us.

On May 27, 2008, the Company entered into a Separation Agreement and Release with Mr. DeRodes in exchange for non-competition, non-solicitation, non-disparagement, confidentiality and cooperation covenants in favor of the Company, and Mr. DeRodes’ execution of a general release of claims against the Company.

Tax Deductibility Considerations

It is our policy generally to qualify compensation paid to named executive officers for deductibility under Code Section 162(m). Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and the three other most highly compensated executive officers of a public company, other than the chief financial officer. The limitation does not apply to compensation based on achievement of pre-established performance goals if certain requirements are met. Our 2005 Omnibus Plan, and the stock options, performance shares and long-term cash awards made under this plan, as well as the annual cash bonus under the MIP, are structured to permit such awards to qualify as performance-based compensation to maximize the tax deductibility of such awards. Awards of pre-2009 restricted stock and deferred shares do not generally qualify as performance-based compensation. Beginning in 2009, our restricted stock awards are designed to be performance-based and fully tax deductible.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to or earned during the last three fiscal years by the Company’s (i) CEO, (ii) CFO, (iii) the three other most highly compensated executive officers who were serving as executive officers as of the end of Fiscal 2008, and (iv) individuals who would have been among the Company’s three most highly compensated executive officers, other than the CEO and CFO, but for the fact that such individuals were not serving as executive officers at the end of Fiscal 2008 (collectively, the “named executive officers”).

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(5)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)(9)	Total ($)

Francis S. Blake Chairman & Chief Executive Officer	2008 2007 2006	1,013,461 1,007,692 758,384	0 500,000 255,000	5,325,076 4,345,701 2,559,552	1,802,025 1,986,818 1,865,316	0 0 686,250	0 0 0	443,605 442,657 212,110	8,584,167 8,282,868 6,336,612

Carol B. Tomé Chief Financial Officer & Executive Vice President – Corporate Services	2008 2007 2006	901,923 907,115 757,308	0 328,125 350,000	3,215,169 2,752,135 1,880,918	737,410 623,306 1,029,046	666,346 0 658,125	0 0 52	224,899 226,145 134,222	5,745,747 4,836,826 4,809,671

Annette M. Verschuren Division President – Canada & Asia(1)	2008 2007 2006	724,517 737,233 635,332	0 173,289 144,425	2,102,024 1,912,960 1,213,169	425,224 343,134 425,845	96,550 321,759 438,621	0 0 0	188,376 99,828 119,623	3,536,691 3,588,203 2,977,015

Craig A. Menear Executive Vice President – Merchandising	2008 2007 2006	663,461 608,654 401,346	0 175,781 150,000	1,305,741 882,915 515,173	422,821 301,340 340,983	441,044 0 206,250	0 661 548	210,579 136,322 59,172	3,043,646 2,105,673 1,673,472

Marvin R. Ellison Executive Vice President – U.S. Stores	2008 2007 2006	563,461 483,654 414,808	0 90,000 150,000	1,215,291 877,098 499,927	310,037 218,126 208,602	383,214 0 0	0 687 569	133,736 71,535 49,706	2,605,739 1,741,100 1,323,612

Robert P. DeRodes Former Executive Vice President – Chief Information Officer	2008 2007 2006	462,769 774,788 715,192	0 146,640 225,000	(75,912 2,575,613 1,954,123)	(144,954 522,662 1,379,112)	0 0 652,500	0 0 0	4,594,715 276,440 253,255	4,836,618 4,296,143 5,179,182

(1)

Cash amounts for Ms. Verschuren were paid in Canadian dollars but are reflected in United States dollars in this table and throughout this Proxy Statement. The method used to convert Canadian currency to United States dollars was the closing currency exchange rate reported by Bloomberg on the date of approval for her Fiscal 2008 non-equity incentive plan compensation and the date of payment for other amounts.

(2)

Amounts for Fiscal 2006 and Fiscal 2007 represent full or partial payout of 30% of the target amount of the MIP set forth in the Grants of Plan-Based Awards table for such years. Each such amount is a discretionary payment determined by the Leadership Development and Compensation Committee based on individual performance rather than on pre-established performance targets communicated to the officer. The Fiscal 2006 amount also represents an additional discretionary amount determined by the Committee based on individual performance of $99,500 for Ms. Tomé, $2,094 for Ms. Verschuren, $40,875 for Mr. Menear, $55,500 for Mr. Ellison and $6,000 for Mr. DeRodes. Individual performance considerations were based on a combination of financial management, leadership abilities, talent management and operational effectiveness. Due to the discretionary nature of the payments, these amounts are disclosed in the Bonus column, rather than the Non-Equity Incentive Plan column. The remaining 70% of the potential payout is disclosed in the Non-Equity Incentive Plan column.

EXECUTIVE COMPENSATION

(3)

Amounts set forth in the Stock Awards and Option Awards columns represent the aggregate amount recognized for financial statement reporting purposes, disregarding the estimate of forfeitures related to service-based vesting conditions, but otherwise computed in accordance with the Statement of Financial Accounting Standards (“SFAS”) No. 123, as amended by SFAS No. 123(R), “Share-Based Payment,” (“SFAS 123(R)”) based on the assumptions set forth in Note 1 to the Company’s consolidated financial statements as filed with the SEC on Form 10-K on April 2, 2009, April 3, 2008, March 29, 2007 and March 29, 2006. There were no equity award forfeitures by the named executive officers during Fiscal 2008 other than 14,655 performance shares, 137,500 restricted shares and 53,885 stock options forfeited by Mr. DeRodes in connection with his employment termination. Restricted stock and deferred share awards are computed in accordance with SFAS 123(R) based on the closing stock price on the grant date.

(4)

The amount reflects equity compensation expense recognized by the Company during Fiscal 2008, Fiscal 2007 and Fiscal 2006 for performance share, restricted stock and deferred share awards to named executive officers, plus the value of share equivalents under the Restoration Plan, as follows. Fiscal 2007 contributions to the Restoration Plan reflect contributions for two plan years, since the January 31, 2007 and 2008 allocation dates both fell within, and the contributions were expensed during, Fiscal 2007. The Company did not make grants of performance shares in Fiscal 2006.

Name	Compensation Expense for Performance Shares ($)			Compensation Expense for Restricted and Deferred Shares ($)			Value of Share Equivalents Under Restoration Plan ($)
	Fiscal 2008	Fiscal 2007	Fiscal 2006	Fiscal 2008	Fiscal 2007	Fiscal 2006	Fiscal 2008	Fiscal 2007	Fiscal 2006

Francis S. Blake	2,486,656	1,248,267	N/A	2,793,734	2,985,249	2,517,792	44,686	112,185	41,760

Carol B. Tomé	736,226	323,478	N/A	2,477,298	2,284,948	1,784,975	1,645	143,709	95,943

Annette M. Verschuren	448,798	182,162	N/A	1,653,226	1,730,798	1,213,169	N/A	N/A	N/A

Craig A. Menear	393,898	134,470	N/A	895,162	702,257	499,145	16,681	46,188	16,028

Marvin R. Ellison	263,999	116,453	N/A	932,347	731,846	490,606	18,945	28,799	9,321

Robert P. DeRodes	(202,400)	202,400	N/A	126,488	2,273,934	1,914,203	N/A	99,279	39,920

(5)

The Fiscal 2008 amount represents payout for the Fiscal 2008 MIP awards set forth in the Grants of Plan-Based Awards table. Fiscal 2007 payouts represent 70% of the Fiscal 2007 MIP awards based on financial performance goals as set forth in the Grants of Plan-Based Awards table for Fiscal 2007; full or partial payout of the 30% discretionary portion of the Fiscal 2007 MIP set forth in the Grants of Plan-Based Awards table is reported in the Bonus column, as more fully described in footnote 2 above. The amount for Fiscal 2006 represents the payout for the Fiscal 2004-2006 LTIP performance period, other than for Ms. Verschuren, whose amount represents (i) $389,948 payout for the Fiscal 2004-2006 LTIP performance period and (ii) $48,673 payout for Fiscal 2006 MIP based on the achievement of pre-established financial goals. The Fiscal 2006 and Fiscal 2007 amounts for Ms. Verschuren represent payout of the Fiscal 2006 and Fiscal 2007 MIP based on the achievement of pre-established sales and operating profit goals for the Canada division.

(6)

Although Mr. Blake was awarded a Fiscal 2008 MIP bonus of $1,200,888 based on the achievement of pre-established performance targets, he voluntarily waived it and did not accept this portion of his earned compensation.

(7)	The amounts represent preferential earnings on deferred compensation.

(8)

Incremental cost of perquisites is based on actual cost to the Company. The incremental cost of personal use of Company aircraft is based on the average direct cost of use per hour, which includes fuel, maintenance, crew expense, landing and parking fees, engine restoration cost, catering and any lost tax deduction in connection with personal use. Any applicable deadheads are allocated to the named executive officers. No incremental cost for personal use of the Company aircraft was attributed to a named executive officer where the plane was already traveling to the destination for business reasons. Since our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as crew salaries, depreciation, hangar rent and insurance.

EXECUTIVE COMPENSATION

(9)

The following table identifies our perquisites and quantifies those required by SEC rules. Other perquisites were home internet and fax services, personal use of Company tickets to entertainment events, club dues (Mr. DeRodes only), medical expenses, long term disability and accidental death insurance, personal use of a Company-provided car ($28,298 for Ms. Verschuren in Fiscal 2008), and matching charitable contributions ($95,026 for Mr. Blake in Fiscal 2007).

Name	SECP ($)			Use of Airplane ($)
	Fiscal 2008	Fiscal 2007	Fiscal 2006	Fiscal 2008	Fiscal 2007	Fiscal 2006

Francis S. Blake	85,000	35,000	35,000	132,210	109,743	N/A

Carol B. Tomé	42,438	35,000	35,000	29,892	64,617	—

Annette M. Verschuren	39,793	—	—	25,534	—	N/A

Craig A. Menear	85,000	35,000	25,652	N/A	—	N/A

Marvin R. Ellison	80,000	—	—	—	N/A	N/A

Robert P. DeRodes	29,880	35,000	35,135	47,669	—	—

The following table identifies all the other compensation required by SEC rules to be separately identified and quantified (other than for Mr. DeRodes). Reimbursement of income taxes is related to the SECP, executive retreat gifts (Fiscal 2006 only), annual life and disability insurance premiums, personal use of Company aircraft and Company contributions to the Restoration Plan. We have eliminated tax reimbursements on perquisites beginning in Fiscal 2009.

	Other Compensation
Name	Life Insurance and Death Benefit ($)			Tax Reimbursement ($)
	Fiscal 2008	Fiscal 2007	Fiscal 2006	Fiscal 2008	Fiscal 2007	Fiscal 2006

Francis S. Blake	105,397	76,715	76,715	71,188	91,967	70,218

Carol B. Tomé	56,405	26,040	26,040	34,316	56,626	29,191

Annette M. Verschuren	43,971	12,685	12,685	9,179	39,413	50,868

Craig A. Menear	61,536	21,350	N/A	30,254	45,721	14,960

Marvin R. Ellison	14,859	14,859	N/A	16,913	28,713	11,088

Robert P. DeRodes	62,155	96,810	96,810	53,221	104,571	83,378

The amount shown in the column for Mr. DeRodes for Fiscal 2008 also includes payments required pursuant to the terms of his employment and separation agreement for salary continuation ($974,708), bonus ($1,155,811), stock awards ($2,161,095), stock options ($75,725) and health benefits ($8,535). The stock award and stock option amounts represent the equity compensation expense recognized by the Company for the accelerated vesting and forfeiture of awards in connection with employment termination. The health benefits amount represents the employer portion of premiums for healthcare continuation coverage until the earlier of (i) 12 months from his termination date, or (ii) Mr. DeRodes’ acceptance of other employment providing comparable healthcare coverage.

EXECUTIVE COMPENSATION

MATERIAL TERMS OF NAMED EXECUTIVE OFFICER EMPLOYMENT ARRANGEMENTS

This section describes employment arrangements in effect for the named executive officers during Fiscal 2008.

Francis S. Blake

The Company entered into an employment arrangement with Francis S. Blake, Chairman and CEO, dated January 23, 2007. The agreement provides that Mr. Blake will receive a base salary of $975,000 commencing January 29, 2007, subject to possible future adjustment pursuant to an annual salary review. Mr. Blake was eligible to receive a target MIP bonus of up to 200% of base salary for Fiscal 2008, payout of which is based on achieving pre-established goals. Mr. Blake also received long-term cash awards for the Fiscal 2007-2009 performance period, which provide an incentive target of 100% of his base salary.

Pursuant to the arrangement, on February 22, 2007, Mr. Blake received an award of $2.5 million in performance shares. Mr. Blake also received an award of $2.5 million in performance-vested options. The terms of these awards are described below in footnotes 2 and 5 to the “Outstanding Equity Awards At Fiscal Year End” table.

In addition to benefits available to all salaried associates, Mr. Blake is eligible to participate in the Company’s executive officer programs, including the: (i) death-benefit-only insurance program; (ii) SECP; and (iii) Restoration Plan. The Company has requested that Mr. Blake travel by Company aircraft for security purposes. However, to the extent Mr. Blake or his family use Company aircraft for personal reasons, the Company will not provide a tax gross-up for any imputed compensation.

Carol B. Tomé

On January 22, 2007, the Company entered into an employment arrangement with Carol B. Tomé, CFO and Executive Vice President – Corporate Services. Pursuant to such arrangement, Ms. Tomé’s annual base salary is $875,000 commencing on January 29, 2007, subject to possible future adjustment pursuant to an annual salary review. Ms. Tomé was eligible to receive a target MIP bonus of up to 125% of base salary for Fiscal 2008, payout of which is based on achieving established goals. Ms. Tomé also received long-term cash awards for the Fiscal 2007-2009 performance period, which provide an incentive target of 75% of her base salary.

In addition to benefits available to all salaried associates, Ms. Tomé is eligible to participate in the Company’s executive officer programs, including the: (i) death-benefit-only insurance program; (ii) SECP; and (iii) Restoration Plan.

Annette M. Verschuren

Effective September 2006, Ms. Verschuren accepted her current dual assignment as Division President – Canada & Asia for a base salary of $730,000 Canadian dollars ($661,112 U.S. dollars), subject to possible future adjustment pursuant to an annual salary review. She was eligible to receive a target MIP bonus of up to 75% of base salary for Fiscal 2008, payout of which is based on achieving pre-established goals. Ms. Verschuren also received long-term cash awards for the Fiscal 2007-2009 performance period, which provide an incentive target of 50% of her base salary.

In addition to benefits available to all salaried associates, Ms. Verschuren is eligible to participate in the Company’s executive officer programs, including the: (i) death-benefit-only insurance program; and (ii) SECP.

Craig A. Menear

The Company entered into an employment arrangement with Craig A. Menear, Executive Vice President – Merchandising, effective April 30, 2007. Pursuant to such arrangement, Mr. Menear will receive an annual base salary of $625,000, subject to possible future adjustment pursuant to an annual salary review. Mr. Menear’s annual incentive target under the MIP for Fiscal 2008 was 100% of base salary, payout of which is based on achieving established goals. Mr. Menear also received long-term cash awards for the Fiscal 2007-2009 performance period, which provide an incentive target of 75% of his base salary.

Pursuant to the arrangement, Mr. Menear received a $125,000 restricted stock award that vests 100% on

EXECUTIVE COMPENSATION

the fifth anniversary of the grant date, and a $125,000 stock option award that vests 25% on the second, third, fourth and fifth anniversaries of the grant date.

In addition to benefits available to all salaried associates, Mr. Menear is eligible to participate in the Company’s executive officer programs, including the: (i) death-benefit-only insurance program; (ii) SECP; and (iii) Restoration Plan.

Marvin R. Ellison

The Company entered into an employment arrangement with Marvin R. Ellison, Executive Vice President – U.S. Stores, effective August 25, 2008. Pursuant to such arrangement, Mr. Ellison will receive an annual base salary of $625,000, subject to possible future adjustment pursuant to an annual salary review. Mr. Ellison’s annual incentive target under the MIP beginning in Fiscal 2009 is 100% of base salary, payout of which is based on achieving established goals. For the second half of Fiscal 2008, he was eligible for the higher of (i) the MIP award he would have received for the second half of Fiscal 2008 in his former position as Northern Division President, or (ii) a pro-rated MIP award based on the time spent in each position. Mr. Ellison also received long-term cash awards for the Fiscal 2007-2009 performance period, which provide an incentive target of 50% of his base salary.

Pursuant to the arrangement, Mr. Ellison received a $250,000 restricted stock award that vests 50% on the 30th month and 50% on the 60th month anniversaries of the grant date. He also received a $500,000 stock option award that vests 25% on the second, third, fourth and fifth anniversaries of the grant date.

In addition to benefits available to all salaried associates, Mr. Ellison is eligible to participate in the Company’s executive officer programs, including the: (i) death-benefit-only insurance program; (ii) SECP; and (iii) Restoration Plan.

EXECUTIVE COMPENSATION

The following table sets forth the plan-based awards granted to named executive officers pursuant to Company plans during Fiscal 2008.

GRANTS OF PLAN-BASED AWARDS(1)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Date(4)	Date(4)	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
Francis S. Blake Performance Shares Annual Option Grant 2008 MIP(2)	3/19/2008 3/19/2008 2/28/2008	3/14/2008 3/14/2008 2/28/2008	— — 143,500	— — 2,050,000	— — 2,193,500	48,435 — —	96,870 — —	290,610 — —	— — —	— 595,056 —	— 26.84 —	3,887,470 3,899,997 —
Carol B. Tomé Performance Shares Annual Stock Grant Annual Option Grant 2008 MIP(2)	3/19/2008 3/19/2008 3/19/2008 2/27/2008	2/27/2008 2/27/2008 2/27/2008 2/27/2008	— — — 79,625	— — — 1,137,500	— — — 1,217,125	13,040 — — —	26,080 — — —	78,240 — — —	— 52,160 — —	— — 213,610 —	— — 26.84 —	1,046,611 1,399,974 1,400,000 —
Annette M. Verschuren Performance Shares Annual Stock Grant Annual Option Grant 2008 MIP(2)	3/19/2008 3/19/2008 3/19/2008 2/27/2008	2/27/2008 2/27/2008 2/27/2008 2/27/2008	— — — 40,837	— — — 583,386	— — — 624,233	8,569 — — —	17,138 — — —	51,414 — — —	— 34,277 — —	— — 140,372 —	— — 26.84 —	687,762 919,995 919,998 —
Craig A. Menear Performance Shares Annual Stock Grant Annual Option Grant Promotional Option Grant 2008 MIP(2)	3/19/2008 3/19/2008 3/19/2008 11/20/2008 2/27/2008	2/27/2008 2/27/2008 2/27/2008 8/27/2008 2/27/2008	— — — — 47,250	— — — — 675,000	— — — — 722,250	8,569 — — — —	17,138 — — — —	51,414 — — — —	— 34,277 — — —	— — 140,372 90,661 —	— — 26.84 18.52 —	687,762 919,995 919,998 499,995 —
Marvin R. Ellison Performance Shares Annual Stock Grant Promotional Stock Grant Annual Option Grant Promotional Option Grant First Half 2008 MIP(3) 2nd Half 2008 MIP – A(3) 2nd Half 2008 MIP – B(3)	3/19/2008 3/19/2008 11/20/2008 3/19/2008 11/20/2008 2/27/2008 8/21/2008 8/27/2008	2/27/2008 2/27/2008 8/27/2008 2/27/2008 8/27/2008 2/27/2008 8/21/2008 8/27/2008	— — — — — 13,781 13,781 20,526	— — — — — 137,813 297,969 365,417	— — — — — 151,594 311,750 385,943	4,657 — — — — — — —	9,314 — — — — — — —	27,942 — — — — — — —	— 18,628 13,498 — — — — —	— — — 76,289 90,661 — — —	— — — 26.84 18.52 — — —	373,778 499,976 249,983 499,998 499,995 — — —
Robert P. DeRodes 2008 MIP(2)	2/27/2008	2/27/2008	52,640	752,000	804,640	—	—	—	—	—	—	—
(1)

All awards were granted under the 2005 Omnibus Plan (approved by Company shareholders at the 2005 Annual Meeting), other than MIP awards, which were granted under the MIP (approved by Company shareholders at the 2008 Annual Meeting).

(2)

The Fiscal 2008 MIP is based 70% on financial performance goals and 30% on strategic performance goals described in the Compensation Discussion and Analysis. The bonus earned based on achievement of Fiscal 2008 MIP financial and strategic performance goals are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(3)

Mr. Ellison’s First Half 2008 MIP is for the performance period beginning February 4, 2008 and ending August 3, 2008 in his position as President of the Northern Division. His Second Half 2008 MIP is for the performance period beginning August 4, 2008 and ending February 1, 2009 and is the higher of the MIP award he would have received for the second half of Fiscal 2008 in his former position as Northern Division President (2nd Half 2008 MIP – A in above table) or a pro-rated MIP award based on the time spent in each position (2nd Half 2008 MIP – B in above table).

(4)	See discussion under “Equity Grant Procedures” in the Compensation Disclosure and Analysis above.

EXECUTIVE COMPENSATION

TERMS OF PLAN-BASED AWARDS GRANTED TO THE NAMED EXECUTIVE OFFICERS FOR FISCAL 2008

The Leadership Development and Compensation Committee approved the annual grants of performance shares, restricted stock and stock options under the 2005 Omnibus Plan for the named executive officers shown above for Fiscal 2008, as well as certain promotional grants discussed below. Mr. Blake’s awards were approved by the independent members of the Board.

Performance Shares.    For Fiscal 2008, 20% of the equity compensation provided to named executive officers (40% for the CEO) was in the form of performance shares. Mr. Blake’s performance share award becomes nonforfeitable on July 30, 2009, but payout is based on achievement of the performance goals. The terms and conditions of the award are described under “Long-Term Incentives” set forth above. In the event of death, disability or retirement at or after age 60 with at least five years of continuous service (“retirement”), the executive or his or her estate will be entitled to receive any performance shares earned, and a pro rata portion of any shares earned in the event of death or disability before retirement. The executive is entitled to a pro rata portion of performance shares based on actual performance for the portion of the performance period before a change in control, plus a pro rata portion of the target performance shares for the portion of the performance period after a change in control.

Annual Restricted Stock, Deferred Stock Unit and Option Grants.    The annual restricted stock grants vest 50% on the 30th and 50% on the 60th month anniversaries of the grant date, subject to continued employment through the vesting date, or, if sooner, on: (i) change in control, or (ii) termination due to death or disability, or (iii) age 60 with at least five years of continuous service, but are not transferable before the time-based vesting dates. Deferred stock units were provided to Ms. Verschuren in lieu of restricted stock to delay her taxing event under Canadian tax laws until the award vests. The vesting schedule for the deferred stock units is the same as the annual restricted stock grant except that the award vests 100% on the third anniversary of the grant date or sooner on termination due to retirement, death, disability or change in control. Dividends are paid on the restricted stock granted during Fiscal 2008 at the same rate and time that dividends are paid to all shareholders. The stock option awards vest 25% per year on the second, third, fourth and fifth anniversaries of the grant date, or, if sooner, on: (i) termination due to death, disability or change in control, or (ii) age 60 with at least five years of continuous service, but are not exercisable before the time-based vesting dates. Generally, stock options may be exercised, once vested, over the remainder of the ten-year option term. Mr. Blake’s option award will become nonforfeitable on July 30, 2009, but is not exercisable until the time-based vesting dates.

Promotional Grants.    Restricted stock and stock option awards were made to Mr. Ellison in consideration of his assumption of additional responsibilities as Executive Vice President – U.S. Stores. A stock option award was made to Mr. Menear in consideration of his assumption of additional supply chain and marketing responsibilities. The terms and conditions of the award are described under “Long-Term Incentives” and “Annual Restricted Stock, Deferred Stock Unit and Option Grants” set forth above.

2008 MIP.    The Committee approved threshold, target and maximum payouts for Fiscal 2008 for the named executive officers under the MIP, the Company’s annual cash-based performance bonus plan. The threshold, target and maximum payouts were 7%, 100% and 107% of base salary at the end of Fiscal 2008 for named executive officers other than: (i) the CEO, whose threshold, target and maximum payouts are 14%, 200% and 214% of base salary, (ii) the CFO, whose threshold, target and maximum payouts were 8.75%, 125% and 133.75% of base salary, and (iii) Ms. Verschuren, whose threshold, target and maximum payout was 5.25%, 75% and 80.25% of base salary. Threshold payouts are based on achievement of 90% of the target operating profit and inventory turns goals and 95% of the target sales goal. A minimum threshold of 90% of the operating profit metric must be satisfied for any portion of the financial MIP payout to occur. Mr. Ellison participated in the MIP for the first half of Fiscal 2008 as Senior Vice President with threshold, target and maximum payouts of 5.25%, 75% and 80.25% of base salary. Mr. Ellison’s MIP award for the second half of Fiscal 2008 is the higher of the MIP award he would have received for the second half of Fiscal 2008 in his former position or the award he would receive prorated for time in each position. Pursuant to his separation agreement, Mr. DeRodes was entitled to 91.67% of his Fiscal 2008 MIP award, with payout based on achievement of the performance goals.

EXECUTIVE COMPENSATION

The following table sets forth information regarding outstanding equity awards granted to the Company’s named executive officers as of the end of Fiscal 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards								Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable		Unexercisable		(#)		Price	Date	(#)		($)	(#)		($)
Francis S. Blake	350,000		—		—		46.96	4/28/2012	35,000	(3)	753,550	8,501	(4)	183,027	(4)
	70,000		—		—		24.55	3/18/2013	30,000	(3)	645,900	32,220	(5)	693,697	(5)
	37,500		12,500	(1)	—		36.50	3/16/2014	30,000	(3)	645,900	49,696	(5)	1,069,955	(5)
	31,500		31,500	(1)	—		37.70	3/22/2015	22,000	(3)	473,660	—		—
	—		595,056	(1)	222,816	(2)	26.84	3/18/2018	37,500	(3)	807,375	—		—
	—		—		—		41.18	2/22/2017	23,000	(3)	495,190	—		—(2)
	—		—		—		—	—	37,500	(3)	807,375	—		—
	—		—		—		—	—	51,000	(3)	1,098,030	—		—
	—		—		—		—	—	50,000	(3)	1,076,500	—		—
	—		—		—		—	—	26,448	(3)	569,425	—		—
Carol B. Tomé	2,637		—		—		37.92	2/11/2009	6,000	(7)	129,180	7,762	(4)	167,116	(4)
	7,500		—		—		37.92	2/11/2009	6,000	(7)	129,180	11,917	(5)	256,573	(5)
	15,000		—		—		37.29	8/08/2009	6,000	(7)	129,180	13,379	(5)	288,050	(5)
	1,886		—		—		53.00	2/24/2010	30,000	(7)	645,900	—		—
	10,000		—		—		53.00	2/24/2010	37,500	(7)	807,375	—		—
	60,000		—		—		40.00	2/21/2011	22,000	(7)	473,660	—		—
	100,000		—		—		49.99	5/29/2011	37,500	(7)	807,375	—		—
	50,000		—		—		36.69	9/17/2011	24,000	(7)	516,720	—		—
	100,000		—		—		46.96	4/28/2012	37,500	(7)	807,375	—		—
	70,000		—		—		24.55	3/18/2013	51,000	(7)	1,098,030	—		—
	37,500		12,500	(6)	—		36.50	3/16/2014	40,000	(7)	861,200	—		—
	32,500		32,500	(6)	—		37.70	3/22/2015	26,448	(7)	569,425	—		—
	—		82,859	(6)	—		38.74	3/20/2017	45,172	(7)	972,553	—		—
	—		213,610	(6)	—		26.84	3/18/2018	52,160	(7)	1,123,005	—		—
Annette M. Verschuren	17,637		—		—		37.92	2/11/2009	14,742	(9)	317,395	6,711	(5)	144,488	(5)
	22,500		—		—		37.29	8/08/2009	22,500	(9)	484,425	8,792	(5)	189,292	(5)
	9,886		—		—		53.00	2/24/2010	4,508	(9)	97,057	—		—
	25,000		—		—		40.00	2/21/2011	35,518	(9)	764,703	—		—
	25,000		—		—		36.69	9/17/2011	32,289	(9)	695,182	—		—
	40,000		—		—		46.96	4/28/2012	12,887	(9)	277,457	—		—
	38,500		—		—		24.55	3/18/2013	26,844	(9)	577,951	—		—
	15,000		—		—		25.42	3/25/2013	35,170	(9)	757,210	—		—
	20,625		6,875	(8)	—		36.50	3/16/2014	25,688	(9)	553,063	—		—
	15,500		15,500	(8)	—		37.70	3/22/2015	29,084	(9)	626,179	—		—
	—		46,661	(8)	—		38.74	3/20/2017	—		—	—		—
	—		140,372	(8)	—		26.84	3/18/2018	—		—	—		—
Craig A. Menear	2,637		—		—		37.92	2/11/2009	12,000	(11)	258,360	4,954	(5)	106,660	(5)
	738		—		—		37.92	2/11/2009	3,750	(11)	80,738	8,792	(5)	189.292	(5)
	7,500		—		—		37.29	8/08/2009	7,250	(11)	156,093	—		—
	1,886		—		—		53.00	2/24/2010	7,500	(11)	161,475	—		—
	15,614		—		—		53.00	2/24/2010	19,860	(11)	427,586	—		—
	16,000		—		—		40.00	2/21/2011	10,000	(11)	215,300	—		—
	7,500		—		—		49.89	8/15/2011	13,224	(11)	284,713	—		—
	15,000		—		—		46.96	4/28/2012	18,779	(11)	404,312	—		—
	11,250		—		—		33.86	8/21/2012	3,209	(11)	69,090	—		—
	7,000		—		—		24.55	3/18/2013	34,277	(11)	737,984	—		—
	18,750		—		—		32.76	8/20/2013	—		—	—		—
	20,625		6,875	(10)	—		36.50	3/16/2014	—		—	—		—
	9,775		9,775	(10)	—		37.70	3/22/2015	—		—	—		—
	—		34,446	(10)	—		38.74	3/20/2017	—		—	—		—
	—		11,781	(10)	—		38.95	5/23/2017	—		—	—		—
	—		140,372	(10)	—		26.84	3/18/2018	—		—	—		—
	—		90,661	(10)	—		18.52	11/19/2018	—		—	—		—
Marvin R. Ellison	15,000		—		—		33.86	8/21/2012	10,000	(13)	215,300	4,290	(5)	92,364	(5)
	14,000		—		—		24.55	3/18/2013	3,750	(13)	80,738	4,778	(5)	102,870	(5)
	15,000		5,000	(12)	—		36.50	3/16/2014	5,250	(13)	113,033	—		—
	7,100		7,100	(12)	—		37.70	3/22/2015	6,000	(13)	129,180	—		—
	7,500		7,500	(12)	—		42.51	11/16/2015	5,000	(13)	107,650	—		—
	—		29,829	(12)	—		38.74	03/20/2017	19,000	(13)	409,070	—		—
	—		76,289	(12)	—		26.84	03/18/2018	30,000	(13)	645,900	—		—
	—		90,661	(12)	—		18.52	11/19/2018	10,000	(13)	215,300	—		—
	—		—		—		—	—	16,262	(13)	350,121	—		—
	—		—		—		—	—	26,742	(13)	575,755	—		—
	—		—		—		—	—	18,628	(13)	401,061	—		—
	—		—		—		—	—	13,498	(13)	290,612	—		—
Robert P. DeRodes	220,000	(14)	—		—		50.29	4/2/2010	—		—	—		—
	70,000	(14)	—		—		24.55	4/2/2010	—		—	—		—
	50,000	(14)	—		—		36.50	4/2/2010	—		—	—		—
	30,000	(14)	15,000		—		37.70	4/2/2010	—		—	—		—
	7,730	(14)	5,231		—		38.74	4/2/2010	—		—	—		—

EXECUTIVE COMPENSATION

(1)

Mr. Blake’s unexercisable options vest as follows: (a) 12,500 on March 17, 2009, (b) 15,750 on March 23, 2009, (c) 15,750 become nonforfeitable on July 30, 2009 but are not exercisable until March 23, 2010, and (d) 595,056 become nonforfeitable on July 30, 2009 but are only exercisable in tranches of 148,764 on each of March 19, 2010, 2011, 2012 and 2013.

(2)

On February 22, 2007, Mr. Blake received an award of $2.5 million in performance-vested options. Mr. Blake’s performance-vested options will vest only if the Company’s stock price increases 25% over the $41.18 grant price and will be forfeited if this is not achieved by February 22, 2012. In the event of Mr. Blake’s death, disability or retirement at or after he attains age 60 in 2009 with at least five years of continuous service, the stock options will continue to vest and, if vested by February 22, 2012, may be exercised through February 22, 2017. If his employment ends due to death or disability before he attains age 60 with five years of continuous service in 2009, Mr. Blake’s options may only be exercised for one year following the later of the vesting date or the date of termination of his employment. The performance-vested options had no intrinsic value based on the closing stock price on January 30, 2009.

(3)

Mr. Blake’s restricted stock vests as follows: (a) 22,000 on March 17, 2009, (b) 125,448 on July 30, 2009, (c) 10,000 on August 21, 2009, (d) 12,500 on August 6, 2010, (e) 135,000 on July 30, 2011, (f) 12,500 on August 18, 2011 and (g) 12,500 on each of March 20, 2009 and 2012.

(4)	Mr. Blake’s and Ms. Tomé’s restricted shares were received as payout of the Fiscal 2003-2005 LTIP, which was payable 50% in cash and 50% in restricted stock that vested 100% on March 20, 2009.

(5)

The named executive officers’ performance share awards will vest by January 31, 2010 for the first award and January 30, 2011 for the second award, based on the Company’s relative TSR ranking compared to the TSR ranking of the individual companies included in the S&P 500, with a threshold payout of 50% of the award at the 40th percentile, target payout of 100% at the 50th percentile, maximum payout of 300% at the 100th percentile and no payout for percentile rankings below the 40th percentile. The performance share award will vest sooner in the event of a change in control of the Company. The number of shares vesting upon a change in control is determined based on actual results achieved through the date of the change in control, prorated based on the number of days in the performance period before the change in control, plus the target award amount, prorated based on the number of days in the performance period after the change in control. Dividends accrue on the performance shares and will be paid upon the payout of the award to the extent the award is earned. The reported value of the Fiscal 2007-2009 and Fiscal 2008-2010 performance share awards reflects the value as of the end of Fiscal 2008 based on the closing stock price on January 30, 2009 assuming achievement of the threshold level of performance.

(6)

Ms. Tomé’s unexercisable options vest as follows: (a) 12,500 on March 17, 2009, (b) 16,250 on each of March 23, 2009 and 2010, (c) 20,714 on March 21, 2009 and 20,715 on each of March 21, 2010, 2011 and 2012 and (d) 53,402 on March 19, 2010 and 2012 and 53,403 on March 19, 2011 and 2013.

(7)

Ms. Tomé’s restricted stock will vest as follows: (a) 22,000 on March 17, 2009, (b) 10,000 on each of March 20, 2009 and 2012 and 20,000 on March 20, 2016, (c) 12,500 on August 21, 2009, (d) 24,000 on March 23, 2010, (e) 12,500 on August 6, 2010, (f) 26,080 on September 19, 2010 and March 19, 2013, (g) 51,000 on March 20, 2011, (h) 12,500 on August 18, 2011, (i) 26,448 on November 16, 2011, (j) 45,172 on March 21, 2012 and (k) 123,000 on January 8, 2019.

(8)

Ms. Verschuren’s unexercisable options vest as follows: (a) 6,875 on March 17, 2009, (b) 7,750 on each of March 23, 2009 and 2010, (c) 11,665 on each of March 21, 2009, 2010 and 2011 and 11,666 on March 21, 2012 and (d) 35,093 on each of March 19, 2010, 2011, 2012 and 2013.

(9)

Ms. Verschuren’s restricted stock and deferred shares will vest as follows: (a) 50,681 deferred shares on March 20, 2009, (b) 7,500 restricted shares on August 21, 2009, (c) 12,887 deferred shares on February 22,

EXECUTIVE COMPENSATION

2010, (d) 26,844 deferred shares on March 21, 2010, (e) 35,169 deferred shares on March 19, 2011, (f) 21,634 deferred shares on March 20, 2016, and (g) 84,514 deferred shares and restricted stock on June 24, 2018. Ms. Verschuren’s outstanding deferred shares include dividend equivalent credits made subsequent to the award grant date.

(10)

Mr. Menear’s unexercisable options vest as follows: (a) 6,875 on March 17, 2009, (b) 4,887 on March 23, 2009 and 4,888 on March 23, 2010, (c) 8,611 on each of March 21, 2009 and 2011 and 8,612 on each of March 21, 2010 and 2012, (d) 2,945 on each of May 24, 2009, 2010 and 2011 and 2,946 on May 24, 2012, (e) 35,093 on each of March 19, 2010, 2011, 2012 and 2013 and (f) 22,665 on each of November 20, 2010, 2011, 2012 and 22,666 on November 20, 2013.

(11)

Mr. Menear’s restricted stock will vest as follows: (a) 12,000 on March 17, 2009, (b) 1,250 on August 6, 2010 and 2,500 on August 2, 2019, (c) 7,250 on March 23, 2010, (d) 2,500 on August 18, 2011 and 5,000 on August 2, 2019, (e) 2,710 on March 20, 2009 and 17,150 on March 20, 2011, (f) 5,000 on each of August 24, 2009 and 2011, (g) 13,224 on November 16, 2011, (h) 18,779 on March 21, 2012, (i) 3,209 on May 24, 2012 and (j) 17,138 on September 19, 2010 and 17,139 on March 19, 2013.

(12)

Mr. Ellison’s unexercisable options vest as follows: (a) 5,000 on March 17, 2009, (b) 3,550 on each of March 23, 2009 and 2010, (c) 3,750 on each of November 17, 2009 and 2010, (d) 7,457 on each of March 21, 2009, 2010 and 2011 and 7,458 on March 21, 2012, (e) 19,072 on each of March 19, 2010, 2011 and 2012 and 19,073 on March 19, 2013 and (f) 22,665 on each of November 20, 2010, 2011 and 2012 and 22,666 on November 20, 2013.

(13)

Mr. Ellison’s restricted stock will vest as follows: (a) 10,000 on March 17, 2009, (b) 1,250 on August 6, 2010 and 2,500 on February 6, 2027, (c) 5,250 on March 23, 2010, (d) 2,000 on August 18, 2011 and 4,000 on February 6, 2027, (e) 5,000 on November 17, 2010, (f) 19,000 on March 20, 2011, (g) 7,500 on each of March 20, 2009 and 2012 and 15,000 on March 20, 2016, (h) 5,000 on each of August 24, 2009 and 2011, (i) 16,262 on March 21, 2012, (j) 26,742 on November 15, 2012, (k) 9,314 on September 19, 2010 and 9,314 on March 19, 2013 and (l) 6,749 on May 20, 2011 and 6,749 on November 20, 2013.

(14)

Pursuant to his separation agreement, the expiration date for Mr. DeRodes’ 397,961 options was extended to April 2, 2010, and the vesting of 40,461 of his options (comprised of 12,500 options granted on March 17, 2004 that were originally scheduled to vest on March 17, 2009; 15,000 options granted on March 23, 2005 that were originally scheduled on March 23, 2009; and 12,961 options that were granted on March 21, 2007 that were originally scheduled to vest on March 21, 2009) was accelerated as of his September 15, 2008 termination date but are not exercisable until the following dates: 20,230 options were exercisable as of his termination date, 5,231 options were exercisable as of March 21, 2009, and 15,000 options were exercisable as of March 23, 2009. Any option not exercised by April 2, 2010 will be forfeited and cancelled.

EXECUTIVE COMPENSATION

The following table sets forth the options exercised and the shares of restricted stock and deferred shares that vested for the Company’s named executive officers during Fiscal 2008.

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized Upon Exercise	Number of Shares Acquired on Vesting		Value Realized On Vesting
Name	(#)	($)	(#)		($)

Francis S. Blake	N/A	N/A	15,000		402,600
	N/A	N/A	17,500		513,800
	N/A	N/A	12,500		337,000
	N/A	N/A	15,000		405,300

Carol B. Tomé	N/A	N/A	15,000		402,600
	N/A	N/A	12,500		337,000
	N/A	N/A	15,000		405,300

Annette M. Verschuren	N/A	N/A	8,000		214,720
	N/A	N/A	11,664		327,292
	N/A	N/A	14,076		379,489
	N/A	N/A	10,000		270,200
Craig A. Menear	N/A	N/A	3,000		80,520
	N/A	N/A	2,500		67,400

Marvin R. Ellison	N/A	N/A	3,000		80,520
	N/A	N/A	2,000		53,920

Robert P. DeRodes	N/A	N/A	15,000		402,600
	N/A	N/A	12,500		337,000
	N/A	N/A	15,000		405,300
	N/A	N/A	37,500	(1)	1,068,750	(1)
	N/A	N/A	49,000	(1)	1,396,500	(1)
	N/A	N/A	8,131	(1)	231,734	(1)
	N/A	N/A	22,000	(1)	627,000	(1)
	N/A	N/A	10,000	(1)	285,000	(1)
	N/A	N/A	22,000	(1)	627,000	(1)
	N/A	N/A	28,265	(1)	805,553	(1)

(1)	The vesting of Mr. DeRodes’ outstanding restricted shares was accelerated, effective as of his employment termination date of September 15, 2008.

EXECUTIVE COMPENSATION

The following table sets forth information regarding the participation of the named executive officers in the Company’s nonqualified deferred compensation plans for Fiscal 2008.

NONQUALIFIED DEFERRED COMPENSATION
	Executive Contributions in Last FY	Registrant Contributions In Last FY	Aggregate Earnings in Last FY		Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Name	($)(1)	($)(2)	($)(2)(3)		($)	($)(4)

Francis S. Blake Restoration Plan(5)	N/A	44,686	(51,093)		N/A	183,779

Carol B. Tomé Restoration Plan(5)	N/A	1,645	(71,309)		N/A	246,929

Annette M. Verschuren(6)	N/A	N/A	N/A		N/A	N/A

Craig A. Menear Deferred Compensation Plan For Officers(7) Restoration Plan(5)	77,070 N/A	N/A 16,681	(33,528 (15,274	) )	N/A N/A	91,695 65,286

Marvin R. Ellison Deferred Compensation Plan For Officers(7) Restoration Plan(5)	N/A N/A	N/A 18,945	(16,432 (9,954	) )	N/A N/A	28,591 46,045

Robert P. DeRodes Restoration Plan(5)	N/A	N/A	(45,830)		(23,658)	106,049

(1)	Executive contributions represent deferral of base salary during Fiscal 2008, which amounts are also disclosed in the Fiscal 2008 Salary column of the Summary Compensation Table.

(2)

All Company contributions to the Restoration Plan are included as compensation in the Stock Awards column of the Summary Compensation Table. Contribution amount includes an offset of ($33,151) for Ms. Tomé and ($4,297) for Mr. Menear to correct an excess contribution in Fiscal 2007 resulting from the inadvertent inclusion of gains on exercised stock options, as well as offsets of ($1,585) for Ms. Tomé and ($223) for Mr. Menear representing dividend equivalents credited on the excess contribution.

(3)

Deferred Compensation Plan For Officers earnings represent returns on participant-selected investments. Restoration Plan earnings represent a decrease in the value of the underlying Company stock during Fiscal 2008 plus dividends that are credited at the same rate, and at the same time, that dividends are paid to shareholders.

(4)

All amounts in the aggregate balance are included in the current Summary Compensation Table, as noted in footnotes 1, 2 and 3 above. Mr. DeRodes received distribution of his pre-2005 vested account balance at his termination date on September 15, 2008 and will receive a distribution of his post-2004 vested account balance six months after his termination date to comply with the restrictions on distributions to key employees pursuant to Code Section 409A.

(5)

The primary purpose of the Restoration Plan is to provide retirement income to key executive employees to reduce the impact of certain provisions of the Internal Revenue Code that limit the maximum benefits that may accrue under the Company’s qualified retirement plans. In particular, the Company intends for the Restoration Plan to offset the effects of the maximum compensation limitation under Code Section 401(a)(17). On January 31st of each year, the plan makes an allocation to participant accounts in an amount equal to the associate’s taxable

EXECUTIVE COMPENSATION

wages minus the Code Section 401(a)(17) limit ($230,000 for 2008) multiplied by 3.5%. This amount is then converted to units representing shares of the Company’s common stock. Stock units credited to a participant’s account are also credited with dividend equivalents at the same time, and in the same amount, as dividends are paid to shareholders. Participant account balances vest at the same time their account in the Company’s qualified retirement plan vests, which provides for 100% cliff vesting after three years of service. A participant’s vested account balance is payable in shares of common stock on retirement or other employment termination. In-service withdrawals are not permitted. The Restoration Plan constitutes an unfunded, nonqualified deferred compensation plan that benefits certain designated employees who are within a select group of key management or highly compensated employees.

(6)	Ms. Verschuren was not eligible to participate in either the Restoration Plan or the Deferred Compensation Plan For Officers, since only U.S. associates are eligible to participate in these plans.

(7)

The primary purpose of the Deferred Compensation Plan For Officers is to allow officers to defer payment of up to 50% of base salary and up to 100% of bonus compensation until retirement or other employment termination. Officers may also elect an in-service distribution during a designated calendar year or on a change in control. Payment is made, at the participant’s election, in a single sum or equal annual installment payments over a five-year period commencing at retirement after age 60 or one year thereafter, provided that distribution in a single sum is automatically made on termination for reasons other than retirement or disability. Participants elect to invest their account balances among an array of mutual funds, and notional earnings are credited to participant accounts based on fund returns. Accounts are 100% vested at all times. The plan constitutes an unfunded, nonqualified deferred compensation plan that benefits certain designated employees who are within a select group of key management or highly compensated employees.

POTENTIAL PAYMENTS TO THE COMPANY’S NAMED EXECUTIVE OFFICERS UPON TERMINATION OR CHANGE IN CONTROL

Termination Without Cause or For Good Reason

The following table sets forth the estimated value of benefits that the Company’s currently employed named executive officers would be entitled to receive, assuming a termination of employment without cause or for good reason as of February 1, 2009. Such named executive officers are not entitled to payment of any benefits upon termination for cause or without good reason other than for accrued compensation earned prior to employment termination. Messrs. Blake, Menear and Ellison’s employment arrangements do not entitle them to any severance payments upon employment termination. However, they would be entitled to any vested benefits under Company plans in which they participate.

Termination of employment for good reason by executive generally means the occurrence of certain events without the executive’s consent, including: (1) the assignment of a principal office outside of the Atlanta metropolitan area, (2) decrease in base salary or failure to pay the agreed-upon compensation, or (3) cessation of a direct reporting relationship to the CEO.

EXECUTIVE COMPENSATION

Termination of an executive for cause by the Company generally means that the executive: (1) has engaged in conduct that constitutes willful gross neglect or willful gross misconduct with respect to employment duties that results in material economic harm to the Company, subject to certain conditions, (2) has been convicted of a felony involving theft or moral turpitude, or (3) has violated Company policies.

TERMINATION BENEFITS
	Value of Salary Continuation	Value of Equity Awards Vesting on Termination		Value of Benefit Insurance Coverage		Total
Name	($)	($)		($)		($)

Carol B. Tomé(1)	1,820,000	2,472,548	(3)	N/A		4,292,548

Annette M. Verschuren(2)	1,291,156	2,108,045	(3)	6,874	(4)	3,414,515

(1)

Ms. Tomé’s employment arrangement provides that in the event her employment is involuntarily terminated by the Company without cause, or by Ms. Tomé for good reason, the Company will continue to pay her base salary for 24 months in accordance with the Company’s normal payroll practices, subject to any delay necessary to comply with the requirements of Code Section 409A. Also, vesting will be accelerated on her outstanding restricted stock and stock option awards that would otherwise have vested during the salary continuation period (139,831 options with no intrinsic value and 114,842 restricted stock awards with an intrinsic value of $2,472,548 at the end of Fiscal 2008). Any unvested equity at the end of the salary continuation period will be forfeited.

(2)

Ms. Verschuren’s employment and non-competition agreements provide that upon termination of her employment by the Company without cause or by Ms. Verschuren for good reason, the Company will pay 24 months’ base salary continuation, and medical, dental and life insurance coverage during the salary continuation period. In addition, her outstanding equity awards at termination will continue to vest according to their terms during the salary continuation period (80,798 options with no intrinsic value and 97,912 restricted stock and deferred share awards with an intrinsic value of $2,108,045 at the end of Fiscal 2008). Any unvested equity at the end of the salary continuation period will be forfeited.

(3)

Value reflects restricted stock that would have vested during the 24-month period from the end of Fiscal 2008 for Ms. Tomé and Ms. Verschuren multiplied by a closing stock price of $21.53 on January 30, 2009, plus the vesting of stock options for the same time periods based on the intrinsic value per share on January 30, 2009.

(4)	Value reflects the estimated employer share of premiums for health, dental and life insurance coverage during the salary continuation period based on rates in effect on February 1, 2009.

In exchange for the foregoing severance payments, Ms. Tomé and Ms. Verschuren agreed that during the term of their employment and for 24 months thereafter, they will not, without the prior written consent of the Company, be employed by or otherwise participate in the management of competitors of the Company. During the 36-month period following termination, they each have also agreed not to solicit any employee of the Company to accept a position with another entity. Each named executive officer who is currently employed with the Company is also subject to confidentiality restrictions on employment termination.

EXECUTIVE COMPENSATION

Change in Control and Termination Due to Death, Disability or Retirement

The Company does not maintain change-in-control agreements for its executives. However, equity awards made to salaried associates, including the named executive officers, generally provide for accelerated vesting of the award upon a change in control of the Company. The following table sets forth the estimated value of benefits that the Company’s currently employed named executive officers would be entitled to receive assuming a change in control of the Company as of February 1, 2009. If the named executive officer’s employment is terminated in connection with a change in control, the executive would also be entitled to the salary continuation and benefit insurance coverages described in the preceding table.

CHANGE-IN-CONTROL BENEFITS
	Value of Equity Awards	Value of Performance Shares	Value of Incentive Awards	Total
Name	($)(1)	($)(2)	($)(3)	($)

Francis S. Blake	7,555,932	4,461,726	975,000	12,992,658

Carol B. Tomé	9,237,274	1,331,480	656,250	11,225,004

Annette M. Verschuren	5,150,600	829,960	296,965	6,277,525

Craig A. Menear	3,068,539	759,363	468,750	4,296,652

Marvin R. Ellison	3,806,609	476,868	210,000	4,493,477

(1)

Value reflects outstanding restricted stock and deferred shares at the end of Fiscal 2008, multiplied by a closing stock price of $21.53 on January 30, 2009, and outstanding unvested stock options based on the intrinsic value as of January 30, 2009. Mr. Blake’s performance-vested stock option award would not be payable since performance was below threshold level for payout as of the end of Fiscal 2008.

(2)

Value reflects the following: (1) for the Fiscal 2007-2009 performance share award, (i) shares that would have been earned based on 90% actual performance at the end of Fiscal 2008 multiplied by a ratio of 735 days in the performance period through February 1, 2009 to 1,099 total days in the performance period, plus (ii) target performance shares multiplied by the ratio of 364 days in the performance period after February 1, 2009 to 1,099 total days in the performance period; and (2) for the Fiscal 2008-2010 performance share award, (i) shares that would have been earned based on 244% actual performance at the end of Fiscal 2008 multiplied by a ratio of 364 days in the performance period through February 1, 2009 to 1,092 total days in the performance period, plus (ii) target performance shares multiplied by the ratio of 728 days in the performance period after February 1, 2009 to 1,092 total days in the performance period. In each case, the number of performance shares obtained is multiplied by a closing stock price of $21.53 on January 30, 2009 to determine the intrinsic value as of February 1, 2009. Amounts include accrued dividends earned through the end of Fiscal 2008 that were converted into additional performance shares.

(3)	Value reflects payment of long-term cash award for Fiscal 2007-2009 performance period.

EXECUTIVE COMPENSATION

Equity awards made to salaried associates, including the named executive officers, generally provide for accelerated vesting of the award upon employment termination due to death or disability. The following table sets forth the estimated value of benefits that the Company’s currently employed named executive officers would be entitled to receive assuming death or disability as of February 1, 2009.

DEATH OR DISABILITY BENEFITS
	Value of Equity Awards	Value of Performance Shares	Death Benefit	Total
Name	($)(1)	($)(2)	($)(3)	($)

Francis S. Blake	7,555,932	2,575,569	400,000	10,531,501

Carol B. Tomé	9,237,274	777,448	400,000	10,414,722

Annette M. Verschuren	5,150,600	481,841	400,000	6,032,441

Craig A. Menear	3,068,539	436,305	400,000	3,904,844

Marvin R. Ellison	3,806,609	278,512	400,000	4,485,121

(1)

Value reflects outstanding restricted stock and deferred shares at the end of Fiscal 2008, multiplied by a closing stock price of $21.53 on January 30, 2009, and outstanding unvested stock options based on the intrinsic value as of January 30, 2009.

(2)

Value reflects the following: (1) for the Fiscal 2007-2009 performance share award, a prorated portion of shares that would have been earned based on 90% actual performance at the end of Fiscal 2008 multiplied by a ratio of 735 days in the performance period through February 1, 2009 to 1,099 total days in the performance period, and (2) for the Fiscal 2008-2010 performance share award, the prorated portion of shares that would have been earned based on 244% actual performance at the end of Fiscal 2008 multiplied by a ratio of 364 days in the performance period through February 1, 2009 to 1,092 total days in the performance period. The number of performance shares obtained is multiplied by a closing stock price of $21.53 on January 30, 2009 to determine the intrinsic value as of the end of Fiscal 2008. Amounts include accrued dividends earned through the end of Fiscal 2008 that were converted into additional performance shares.

(3)	Value reflects a $400,000 death benefit.

EXECUTIVE COMPENSATION

Equity awards made to salaried associates, including the named executive officers, may provide for accelerated vesting of the award upon retirement on or after age 60 with 5 years of continuous service with the Company. The following table sets forth the estimated value of benefits that the Company’s currently employed named executive officers would be entitled to receive assuming termination due to retirement at age 60 with 5 years of service as of February 1, 2009.

RETIREMENT BENEFITS
	Value of Equity Awards	Value of Performance Shares	Total
Name	($)(1)	($)(2)	($)

Francis S. Blake	2,345,672	6,470,109	8,815,781

Carol B. Tomé	4,446,849	1,867,598	6,314,447

Annette M. Verschuren	2,474,357	1,183,827	3,658,184

Craig A. Menear	2,567,966	1,115,749	3,683,715

Marvin R. Ellison	2,735,491	668,291	3,403,782

(1)

Value reflects restricted stock grants made on or after November 18, 2004, other than career grants, that are outstanding at the end of Fiscal 2008, multiplied by a closing stock price of $21.53 on January 30, 2009, and unvested stock options made on or after April 29, 2002 based on the intrinsic value as of January 30, 2009. Mr. Blake’s performance-vested stock option award would not be payable since performance was below threshold level for payout as of the end of Fiscal 2008.

(2)

Value reflects the following: (1) for the Fiscal 2007-2009 performance share award, the shares that would have been earned based on 90% actual performance at the end of Fiscal 2008, and (2) for the Fiscal 2008-2010 performance share award, the shares that would have been earned based on 244% actual performance at the end of Fiscal 2008. The number of performance shares obtained is multiplied by a closing stock price of $21.53 on January 30, 2009 to determine the intrinsic value as of the end of Fiscal 2008. Amounts include accrued dividends earned through the end of Fiscal 2008 that were converted into additional performance shares.

Payments Made to Former Executive

The Company is obligated to make the following payments to Mr. DeRodes in connection with the termination of his employment with the Company on September 15, 2008 (the “Termination Date”):

	Severance Payments	Bonus Payments	Value of Equity Vesting on Termination	All Other Payments	Total
Name	($)	($)	($)	($)	($)

Robert P. DeRodes	974,708	1,155,811	5,041,536	8,535	7,180,590

On May 27, 2008, the Company entered into a separation agreement with Mr. DeRodes. Under this agreement, Mr. DeRodes has agreed not to compete with the Company through January 3, 2011 and not to solicit employees of the Company through January 3, 2012. He is also subject to non-disparagement and confidentiality restrictions, and agreed to cooperate with the Company to ensure an orderly transition. Mr. DeRodes also executed a release of

EXECUTIVE COMPENSATION

claims against the Company. In exchange for these covenants and release, the separation agreement sets forth the Company’s obligation to make separation payments to Mr. DeRodes, including payments required under his February 25, 2002 employment agreement with the Company (the “Employment Agreement”):

•

$222,708 in salary continuation payments from his Termination Date through January 2, 2009 (reported in the All Other Compensation column of the Summary Compensation Table and the Severance column above);

•

as provided by his Employment Agreement, twelve monthly separation payments of $62,666.67 each from February 2, 2009 through January 4, 2010 (reported in the All Other Compensation column of the Summary Compensation Table and the Severance column above);

•

$403,811, representing 91.67% of the 58.58% of his target bonus earned under the Company’s Fiscal 2008 MIP, based on achievement of applicable performance goals (reported in the All Other Compensation column of the Summary Compensation Table and the Bonus column above);

•

as provided by his Employment Agreement, a $752,000 payment representing his target MIP bonus for Fiscal 2009 (reported in the All Other Compensation column of the Summary Compensation Table and the Bonus column above);

•

as provided by his Employment Agreement, the accelerated vesting of 40,461 stock options on September 15, 2008 that had no intrinsic value based on a closing stock price of $28.50 on such date (reported in the All Other Compensation column of the Summary Compensation Table and the Equity Vesting column above);

•

as provided by his Employment Agreement, $1,499,983 representing the intrinsic value of accelerated vesting of 52,631 restricted stock awards on the Termination Date based on a closing stock price of $28.50 on such date (reported in the All Other Compensation column of the Summary Compensation Table and the Equity Vesting column above);

•

$3,541,553 representing the intrinsic value of accelerated vesting of 124,265 restricted stock awards on the Termination Date based on a closing stock price of $28.50 (reported in the All Other Compensation column of the Summary Compensation Table and the Equity Vesting column above);

•

as provided by his Employment Agreement, $8,535 representing the employer portion of premiums for healthcare continuation coverage for 12 months from his Termination Date, such amount being reduced and the benefit ending on such earlier date that Mr. DeRodes accepts other employment providing comparable healthcare coverage (reported in the All Other Compensation column of the Summary Compensation Table and the All Other Payments column above); and

•	waiver of age 60 eligibility requirement to allow Mr. DeRodes to purchase coverage under the Company’s retiree healthcare plan, contingent upon the insurer’s agreement to provide said coverage.

In addition to the foregoing payments, Mr. DeRodes is entitled to payment of his previously vested account balances of approximately $296,699 under the Company’s FutureBuilder 401(k) Plan and Restoration Plan, according to the terms of such plans. Accelerated vesting of the foregoing equity awards were fully expensed by the Company in Fiscal 2008, as reflected in the Stock Awards, Option Awards and All Other Compensation columns of the Summary Compensation Table. Mr. DeRodes’ 137,500 restricted shares, 53,885 options, 14,655 target performance shares, as well as his 2006-2008 and 2007-2009 LTIP awards, were forfeited and cancelled as of his Termination Date.

EXECUTIVE COMPENSATION

EQUITY COMPENSATION PLAN INFORMATION
	Number of Securities to be Issued Upon Exercise of Outstanding Options,		Weighted-Average Exercise Price of Outstanding Options,		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in
Plan Category	Warrants and Rights		Warrants and Rights		First Column)

Equity Compensation Plans Approved by Security Holders(1)	51,283,397	(2)	$37.91	(3)	222,592,595	(4)

Equity Compensation Plans Not Approved by Security Holders(5)	2,642,395	(6)	$40.75	(7)	20,159,147	(8)

Total	53,925,792				242,751,742

(1)

These plans are the Company’s 1997 Omnibus Stock Incentive Plan, the 2005 Omnibus Plan, the ESPP and The Home Depot, Inc. NonEmployee Directors’ Deferred Stock Compensation Plan (the “Directors Plan”). The Directors Plan allows the Company’s outside directors to elect to defer their cash retainers and meeting fees for deferred stock units payable in shares of the Company’s common stock on termination of Board service. Meeting fees were eliminated for meetings held after August 16, 2007.

(2)

Includes an aggregate of 41,989,992 stock options under the 1997 Omnibus Plan, 7,523,713 stock options under the 2005 Omnibus Plan, 42,170 deferred shares under the 1997 Omnibus Plan, 1,140,868 deferred shares under the 2005 Omnibus Plan, 530,438 performance shares under the 2005 Omnibus Plan and 56,216 deferred stock units credited to participant accounts under the Directors Plan.

(3)

Weighted average exercise price of outstanding options; excludes deferred shares, deferred stock rights and shares of restricted stock under the 1997 and 2005 Omnibus Plans, deferred stock units under the Directors Plan and rights to purchase shares under the ESPP.

(4)

Represents 205,138,686 shares under the 2005 Omnibus Plan, 15,373,185 shares under the ESPP (see Footnote 5 to the NonQualified Deferred Compensation table on page 41 above for plan description) and 2,080,724 shares under the Directors Plan. As of the March 30, 2009 record date,             shares of the Company’s common stock remain available for issuance under the 2005 Omnibus Plan.

(5)

These plans are the Company’s Non-U.S. Employee Stock Purchase Plan (the “Non-U.S. ESPP”) (see Note 8 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K as filed with the SEC on April 2, 2009 (the “2008 Form 10-K”) and Exhibit 10.11 to the 2008 Form 10-K), the Restoration Plan (see Note 10 to the Company’s consolidated financial statements in the Company’s 2008 Form 10-K and Exhibit 10.8 to the 2008 Form 10-K) and the Non-Qualified Stock Option and Deferred Stock Unit Plan and Agreement dated as of December 4, 2000 between The Home Depot, Inc. and Robert L. Nardelli (see Exhibit 10.25 to the 2008 Form 10-K).

(6)	Includes 142,395 deferred stock units under the Restoration Plan and 2,500,000 nonqualified stock options under the Deferred Stock Units Plan and Agreement referred to in footnote 5.

(7)

Weighted average exercise price of outstanding options; excludes rights to purchase shares under the Non-U.S. ESPP, deferred stock units granted under the Restoration Plan and deferred stock units granted under the Deferred Stock Units Plan and Agreement referred to in footnote 5.

(8)	Represents shares available under the Non-U.S. ESPP.

DIRECTOR COMPENSATION

In order to align the interests of non-employee directors with shareholders, the Company provides 82% of each director’s annual retainer in Company equity. For the Lead Director, this included deferral of 50% of her cash retainer in the Directors Plan in exchange for Company stock on termination of Board service. Director equity awards stipulate that shares of Company stock must continue to be held until the director retires from the Board or for one year after Board service ends for any reason other than ordinary Board retirement, death, disability or a change in control of the Company. This approach to director compensation is also set forth in the Company’s Corporate Governance Guidelines.

Each director who was a Board member during Fiscal 2008 and who was not employed by the Company received an annual retainer of $280,000, paid in the following manner:

•	$230,000 in the form of deferred shares granted under the 2005 Omnibus Plan; and

•	$50,000 in the form of cash or deferred stock units under the Directors Plan, at the election of the director.

The Lead Director also receives $80,000 in the form of cash or deferred stock units under the Directors Plan. Twelve percent of the Lead Director’s cash retainers are paid in the form of deferred stock units under the Directors Plan pursuant to a mandatory deferral requirement, and the remaining cash retainers are paid in the form of cash or deferred stock units under the Directors Plan at the election of the Lead Director.

Directors receive the annual stock retainer solely in the form of deferred shares under the 2005 Omnibus Plan. Director compensation is paid for the twelve-month period commencing with each annual meeting of shareholders. A pro rata portion of annual director compensation is paid to directors who become Board members after the annual meeting as follows: 100% for appointments before the six-month anniversary of the annual meeting, 50% after the six-month but not later than the nine-month anniversary of the annual meeting, and 25% after the nine-month anniversary of the annual meeting.

Each non-employee director who served as chair of a Board committee received $10,000, except for the Chair of the Audit Committee, who received $15,000. Board Committee chair fees were payable in cash or deferred stock units under the Directors Plan, at the election of the director.

The Company also pays (or provides for reimbursement of) the travel and accommodation expenses of directors and, when requested by the Company, their spouses to attend Board meetings, conduct store visits and participate in other corporate functions, together with any taxes related to such payments.

The Company maintains a program through which it will match up to $10,000 of charitable donations made by each director, including the Chairman, for each calendar year. Mr. Blake’s All Other Compensation reported in the Summary Compensation Table includes $10,000 in matching contributions made under the program for Fiscal 2008. The program also permits each director who was a member of the Board prior to January 18, 2007, including the Chairman, to recommend names of charitable organizations to which the Company may donate up to $1,000,000 upon the director’s retirement from the Board. The directors do not receive any financial benefit from this program because the charitable deductions accrue solely to the Company. Donations under the program are not made to any charity from which the director (or a party related to the director) directly or indirectly receives compensation. The portion of the program that allowed directors to recommend charities for Company donations on retirement was eliminated for directors retiring after February 26, 2009.

DIRECTOR COMPENSATION

The following table sets forth the compensation paid to or earned during Fiscal 2008 by our non-employee directors who served during Fiscal 2008.

DIRECTOR COMPENSATION
	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Name	($)(1)	($)(2)(5)	($)(3)(5)	($)(4)	($)

F. Duane Ackerman	50,000	284,762	0	10,000	344,762

David H. Batchelder	65,000	230,000	0	0	295,000

Ari Bousbib	60,000	284,762	0	0	344,762

Gregory D. Brenneman	60,000	231,871	59,552	652	352,075

Albert P. Carey	62,500	210,833	0	0	273,333

John L. Clendenin	0	76,667	59,552	1,000,000	1,136,219

Armando Codina	50,000	245,333	0	294	295,627

Brian C. Cornell	50,000	245,333	0	10,000	305,333

Claudio X. González	0	76,667	59,552	1,000,991	1,137,210

Milledge A. Hart III	0	76,667	59,552	1,010,000	1,146,219

Bonnie G. Hill	140,000	237,063	59,552	7,700	444,315

Laban P. Jackson	0	76,667	(88,605)	632	(11,306)

Karen L. Katen	50,000	284,762	0	2,100	336,862

Kenneth G. Langone	0	76,667	59,552	1,000,000	1,136,219

(1)

Fees earned or paid in cash vary because, in addition to the $50,000 annual retainer, they include fees for Chair and Lead Director positions. Mr. Carey’s amount also includes pro-rated fees for the period after his appointment on February 28, 2008 through May 22, 2008. Messrs. Ackerman, Bousbib, Clendenin, Codina, González, Hart, Jackson and Ms. Katen deferred their annual cash board and committee chair retainers under the Directors Plan, which are converted to stock units payable in shares of Company common stock on termination of board service. Mr. Brenneman deferred 100% and Ms. Hill deferred 50% of their annual cash board retainers. Dividend equivalents were credited on stock units in the Directors Plan at the same rate, and at the same time, that dividends are paid to shareholders.

(2)

Amounts set forth in the Stock Awards column represent the aggregate amount recognized for financial statement reporting purposes, disregarding the estimate of forfeitures related to service-based vesting conditions, but otherwise computed in accordance with SFAS No. 123(R).

DIRECTOR COMPENSATION

The grant date fair value of each deferred share award expensed during Fiscal 2008 is set forth in the following table, computed in accordance with SFAS 123(R) based on the closing stock price on the grant date. There were no deferred share forfeitures by the directors during Fiscal 2008.

Grant Date	Shares (#)	Value ($)	Directors Who Received

05/24/2007	5,905	230,000	Batchelder, Brenneman, Clendenin, González, Hart, Hill, Jackson, Langone

08/15/2007	6,894	230,000	Codina

11/15/2007	7,936	230,000	Ackerman, Bousbib, Katen

01/18/2008	4,375	115,000	Cornell

02/28/2008	2,075	57,500	Carey

05/22/2008	8,547	230,000	Ackerman, Batchelder, Bousbib, Brenneman, Carey, Codina, Cornell, Hill, Katen

The grant date fair value of each restricted stock award expensed during Fiscal 2008 is set forth in the following table and is computed in accordance with SFAS 123(R), based on the closing stock price on the grant date. There were no restricted stock forfeitures by the directors during Fiscal 2008.

Grant Date	Shares (#)	Value ($)	Directors Who Received

05/26/1999	259	14,908	Hill

05/31/2000	204	9,996	Hill

05/30/2001	200	9,998	Hill, Brenneman

08/16/2001	400	19,956	Hill, Brenneman

05/29/2002	732	29,975	Hill, Brenneman

(3)

Amounts set forth in the Option Awards column represent the aggregate amount recognized for financial statement reporting purposes, disregarding the estimate of forfeitures related to service-based vesting conditions, but otherwise computed in accordance with SFAS 123(R) based on the assumptions set forth in Note 1 to the Company’s consolidated financial statements as filed with the SEC on Form 10-K on April 2, 2009, April 3, 2008, March 29, 2007, and March 29, 2006 (“Note 1”).

DIRECTOR COMPENSATION

The grant date fair value of each option award expensed during Fiscal 2008 is set forth in the following table and is computed in accordance with SFAS 123(R) based on the assumptions set forth in Note 1. Mr. Jackson forfeited 11,250 unvested option awards on his termination of Board service during Fiscal 2008. Messrs. Clendenin, Hart and Langone forfeited 7,500, Mr. González 5,000 and Mr. Jackson 6,750 unexercised option awards that expired and were cancelled during Fiscal 2008.

Grant Date	Shares (#)	Value ($)	Directors Who Received

05/30/2003	5,000	69,900	Brenneman, Clendenin, González, Hart, Hill, Langone

08/21/2003	2,500	35,425	Brenneman, Clendenin, González, Hart, Hill, Langone

05/27/2004	7,500	101,775	Brenneman, Clendenin, González, Hart, Hill, Langone

08/06/2004	1,500	20,355	Brenneman, Clendenin, González, Hart, Hill, Jackson, Langone

05/27/2005	9,000	134,100	Brenneman, Clendenin, González, Hart, Hill, Jackson, Langone

(4)

Amounts reported include matching charitable contributions that were made in the following amounts: Ackerman, Cornell and Hart – $10,000; Hill – $5,900; Katen – $1,250. Amounts reported also include $1,000,000 charitable contributions made upon the recommendation of Messrs. Clendenin, González, Hart and Langone upon retirement from the Board pursuant to the Company’s director charitable contribution program described in “Director Compensation” above.

(5)

As of the end of Fiscal 2008, our non-employee directors who served during Fiscal 2008 held the following outstanding equity (amounts for each director who was not serving at the end of Fiscal 2008 are based on information available at the time of such director’s retirement):

Name	Stock Options	Restricted Shares	Deferred Shares	Deferred Stock Units	Shares Owned Outright	Shares Owned Indirectly	Total
F. Duane Ackerman	0	0	17,045	3,705	900	0	21,650
David H. Batchelder	0	0	17,965	0	0	36,375,141	36,393,106
Ari Bousbib	0	0	17,045	4,086	10,000	0	31,131
Gregory D. Brenneman	39,250	1,332	29,468	16,259	20,000	0	106,309
Albert P. Carey	0	0	10,916	0	0	0	10,916
John L. Clendenin	30,500	0	0	0	71,965	0	102,465
Armando Codina	0	0	16,004	3,639	16,862	0	36,505
Brian C. Cornell	0	0	13,295	983	0	0	14,278
Claudio X. González	30,500	0	20,699	15,395	56,332	0	122,926
Milledge A. Hart III	30,500	0	0	0	3,590,569	0	3,621,069
Bonnie G. Hill	45,500	1,795	29,468	8,444	2,285	0	87,492
Laban P. Jackson	0	0	17,519	0	17,845	0	35,364
Karen L. Katen	0	0	17,045	3,705	6,500	0	27,250
Kenneth G. Langone	30,500	0	0	0	16,522,214	6,139	16,558,853

COMPENSATION COMMITTEE REPORT

Each member of the Leadership Development and Compensation Committee is independent under the rules of the NYSE listing standards and the Company’s Director Independence Standards set forth in the Company’s Corporate Governance Guidelines and attached as Appendix A.

The Leadership Development and Compensation Committee acts under a written charter which sets forth its responsibilities and duties, as well as requirements for the Leadership Development and Compensation Committee’s composition and meetings. The Leadership Development and Compensation Committee’s primary responsibility is to (i) assist the Board in developing and evaluating potential candidates for executive positions, including the CEO, (ii) oversee the development of executive succession plans and (iii) approve compensation strategy, including the corporate goals and objectives relevant to the compensation of the Company’s senior executive officers, including the CEO, to ensure management is afforded appropriate incentives and rewarded appropriately for contributions to the Company’s growth and profitability and that the executive compensation strategy supports the Company’s objectives and shareholder interests.

The Leadership Development and Compensation Committee also oversees management’s decisions concerning the performance and compensation of other Company officers, administers the Company’s equity-based and incentive-based compensation plans, and regularly evaluates the effectiveness of the Company’s overall executive compensation program. In addition, the Leadership Development and Compensation Committee periodically reviews the compensation and benefits offered to non-employee directors and recommends changes as appropriate.

A more complete description of the Leadership Development and Compensation Committee’s functions is set forth in the Leadership Development and Compensation Committee charter which is available on the Company’s website at www.homedepot.com under “Investor Relations” and is also available in print upon request.

The Leadership Development and Compensation Committee has reviewed and discussed the Company’s Compensation Discussion & Analysis with management. Based upon such review and discussions, the Leadership Development and Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for Fiscal 2008.

This report has been furnished by the current members of the Leadership Development and Compensation Committee:

•	Gregory D. Brenneman, Chair
•	David H. Batchelder
•	Armando Codina
•	Bonnie G. Hill
•	Karen L. Katen

AUDIT COMMITTEE REPORT

Each member of the Audit Committee is independent under SEC rules, the NYSE listing standards and the Director Independence Standards set forth in the Company’s Corporate Governance Guidelines. The Board has determined that Mr. Batchelder, who served on the Audit Committee throughout Fiscal 2008, is an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

The Audit Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Audit Committee’s composition and meetings. The Audit Committee charter is available on the Company’s website at www.homedepot.com under “Investor Relations” and is also available in print upon request.

The Audit Committee has:

•

Reviewed and discussed the audited financial statements with the Company’s management and discussed with KPMG LLP, independent registered public accounting firm for the Company, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees;

•

Concluded that KPMG LLP is independent from the Company and its management. The Audit Committee received from KPMG LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence;

•

Recommended to the Board that the audited consolidated financial statements for the Company be included in the Company’s Annual Report on Form 10-K for Fiscal 2008 for filing with the SEC. The Audit Committee made this recommendation based upon its review and the discussions with management and KPMG LLP; and

•

Determined that the provision of non-audit services is compatible with KPMG LLP’s independence. The Audit Committee has reviewed and discussed the fees billed to the Company by KPMG LLP for audit, audit-related, tax and all other services provided during Fiscal 2008, which are set forth below under “Independent Registered Public Accounting Firm’s Fees.”

This report has been furnished by the current members of the Audit Committee:

•	David H. Batchelder, Chair
•	F. Duane Ackerman
•	Ari Bousbib
•	Albert P. Carey

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

AUDIT FEES

During Fiscal 2008 and Fiscal 2007, KPMG LLP billed the Company for fees in the aggregate amount of $4,959,000 and $4,858,000 respectively, for the annual audit of the Company’s financial statements, and the quarterly reviews of the Company’s financial statements included in its Forms 10-Q.

AUDIT-RELATED FEES

During Fiscal 2008 and Fiscal 2007, the Company paid KPMG LLP fees in the aggregate amount of $180,000 and $9,224,000 respectively, for audit-related services provided during those years, which included audits of financial statements of certain employee benefit plans and an audit of HD Supply, which was disposed of in August 2007.

TAX FEES

During Fiscal 2008 and Fiscal 2007, the Company paid KPMG LLP fees in the aggregate amount of $290,000 and $180,000 respectively, for tax services provided during those years, which included tax consulting and advisory services.

ALL OTHER FEES

No other services or related fees were provided or billed by KPMG LLP for Fiscal 2008 and Fiscal 2007.

PRE-APPROVAL POLICY AND PROCEDURES

The Audit Committee has adopted a policy regarding the retention of the independent registered public accounting firm that requires pre-approval of all services by the Audit Committee or by the Chairman of the Audit Committee. When services are pre-approved by the Chairman, notice of such approvals is given simultaneously to the other members of the Audit Committee and presented to the full Audit Committee at its next scheduled meeting.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table includes the Company stock beneficially owned, as of March 16, 2009, by our directors and the named executive officers. Except as otherwise noted, the beneficial owners listed have sole voting and investment power with respect to the shares shown. An asterisk (*) in the Percent of Class column indicates beneficial ownership of less than 1%.

Name of Beneficial Owner	Total Beneficial Ownership (1)		Percent of Class
Francis S. Blake	938,827	(2)	*
F. Duane Ackerman	900		*
David H. Batchelder	36,367,813	(3)	2.14%
Ari Bousbib	10,000		*
Gregory D. Brenneman	53,832		*
Albert P. Carey	0		*
Armando Codina	16,862		*
Bonnie G. Hill	42,874		*
Karen L. Katen	6,500		*
Carol B. Tomé	1,079,992		*
Marvin R. Ellison	242,958		*
Craig A. Menear	287,994		*
Annette M. Verschuren	435,364		*
Robert P. DeRodes(4)	672,782		*
Directors and executive officers as a group (17 people)	40,715,788	(5)	2.40%

(1)

These amounts include equivalent shares credited under our FutureBuilder Plan and restricted stock granted under the Omnibus Plan. In addition, these amounts reflect shares subject to options exercisable as of May 15, 2009 as follows: Francis S. Blake – 517,250; Gregory D. Brenneman – 32,500; Bonnie G. Hill – 38,750; Robert P. DeRodes – 377,730; Marvin R. Ellison – 74,607; Craig A. Menear – 151,273; Carol B. Tomé – 526,350; Annette M. Verschuren – 238,301; and directors and executive officers as a group (17 people) – 2,238,957.

(2)	This amount includes 333 shares held by a family trust.
(3)

Mr. Batchelder is a Principal of Relational Investors, LLC (RILLC). RILLC is the record owner of 100 shares and sole general partner, or the sole managing member of the general partner, of Relational Investors, L.P., Relational Fund Partners, L.P., Relational Coast Partners, L.P., Relational Partners, L.P., RH Fund 1, L.P., RH Fund 4, L.P., RH Fund 6, L.P., RH Fund 7, L.P., Relational Investors III, L.P., Relational Investors VIII, L.P., Relational Investors IX, L.P., Relational Investors X, L.P., Relational Investors XV, L.P., Relational Investors XVI, L.P., Relational Investors XX, L.P., Relational Investors XXII, L.P., Relational Investors XXIII, L.P. and Relational Investors Alpha Fund I, L.P. These Limited Partnerships own a total of 20,583,917 shares. An additional 6,798,459 shares are held in accounts managed by RILLC and an additional 8,985,337 shares are held through co-investment arrangements with certain entities listed above. The reporting person disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(4)	On May 27, 2008, the Company entered into a separation agreement with Mr. DeRodes. Mr. DeRodes’ employment was terminated as of September 15, 2008.
(5)	Percent of class based on the number of shares of outstanding common stock as of March 16, 2009.

GENERAL

CERTAIN RELATED PERSONS TRANSACTIONS

The Nominating and Corporate Governance Committee, which is comprised of independent directors, reviews all related-party transactions and relationships involving a Board member or officer of the Company subject to Section 16 of the Securities Exchange Act of 1934. To help identify related-party transactions and relationships, each director and executive officer completes a questionnaire that requires the disclosure of any transaction or relationship that the person, or any member of his or her immediate family, has or will have with the Company. The General Counsel also conducts an independent investigation by reviewing the Company’s financial systems to determine if a director, or a company with which a director is affiliated, engaged in transactions or had a relationship with the Company during the fiscal year. The Company’s requirements with respect to review and approval or ratification of related-party transactions are set forth in the Nominating and Corporate Governance Committee’s charter.

The Nominating and Corporate Governance Committee reviews and approves, ratifies or rejects any transaction or relationship with a related party that is identified. In approving, ratifying or rejecting a related-party transaction or relationship, the Nominating and Corporate Governance Committee considers such information as it deems important to determine whether the transaction is on reasonable and competitive terms and is fair to the Company. Transactions and relationships that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement. The Nominating and Corporate Governance Committee is not required to review and approve or ratify employment, compensation or similar arrangements between the Company and Board members or between the Company and executive officers.

The Nominating and Corporate Governance Committee has identified the following related-party transactions and relationships:

Francis S. Blake, who is the son of Frank Blake, the Company’s Chairman and CEO, has been a district manager for the Company since March 2009. Prior to that, he was a store manager since June 2006 and joined the Company in September 2004. During Fiscal 2008, Mr. Blake earned $145,262 in base compensation and MIP bonus as a store manager. His base compensation as a district manager is $115,299. In addition to his base compensation and customary employee benefits, Mr. Blake continues to be eligible to participate in bonus and equity compensation plans based on his performance as well as the performance of the Company. Mr. Blake’s compensation is within the established range paid to district managers.

The Company, principally through The Home Depot Foundation, has supported Habitat for Humanity since 1991. Elizabeth Blake, the wife of Frank Blake, the Company’s Chairman and CEO, serves as general counsel of Habitat for Humanity International. In Fiscal 2008, the Foundation made charitable contributions of approximately $4.9 million to Habitat and its international and local affiliates as part of its commitment to donate $30 million (including monetary and in-kind donations) to Habitat to provide energy-efficient and sustainable building resources and funding for a portion of the single- and multi-family homes Habitat builds over a five-year period.

The Home Depot also has purchase, finance and other transactions and relationships in the normal course of business with companies with which Company directors or their relatives are associated, but which are not sufficiently material to be reportable. In particular, the Nominating and Corporate Governance Committee and the Board took into account the fact that during Fiscal 2008 Mr. Brenneman and Mr. Bousbib served as executive officers of entities with which the Company made purchases or sales. In all instances, the amount of payments made and received by each company represented less than two percent of the Company’s and the other entity’s revenues. The Nominating and Corporate Governance Committee has reviewed these transactions and relationships and believes they were entered into on terms that are both reasonable and competitive. Additional transactions and relationships of this nature may be expected to take place in the ordinary course of business in the future.

GENERAL

BUSINESS CODE OF CONDUCT

The Company has a Business Code of Conduct and Ethics that is applicable to all directors, officers and associates of the Company, including the CEO and the CFO. This code includes a Code of Ethics for Senior Financial Officers that is applicable to the CEO, CFO, Controller, Treasurer, all Vice Presidents of the Finance Department and other designated financial associates. The complete text of both codes is available on the Company’s website at www.homedepot.com under “Investor Relations” and is also available in print upon request. The Company will post any amendments to or waivers from the Code of Conduct (to the extent applicable to the Company’s executive officers and directors) at this location on its website.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of reports required to be filed to the SEC and NYSE, and furnished to the Company, during Fiscal 2008 by directors, officers or beneficial owners of more than ten percent of the outstanding shares of common stock of the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a review of the written certifications provided to the Company, we believe that our directors and executive officers timely complied with the requirements of Section 16(a) of the Exchange Act during Fiscal 2008.

SHAREHOLDER PROPOSALS

To be considered for inclusion in next year’s Proxy Statement (or to be considered at next year’s meeting but not included in the proxy), proposals must be submitted in writing by December 11, 2009. Proposals should be submitted to: Corporate Secretary, The Home Depot, Inc., 2455 Paces Ferry Road, Atlanta, Georgia 30339. Notice of proposals to be considered at next year’s meeting but not included in the proxy must meet the requirements set forth in the Company’s By-Laws, and each such proposal must be a proper subject for shareholder action at the meeting.

OTHER PROPOSED ACTIONS

If any other items or matters properly come before the Meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

SOLICITATION OF PROXIES

The Company is paying the full costs of the solicitation of proxies. Proxies may be solicited on behalf of the Board by mail, telephone, other electronic means or in person. D.F. King & Co., Inc. has been retained to assist in soliciting proxies at a fee of $21,250, plus expenses. We will also reimburse the expenses of brokers, nominees and fiduciaries who send proxies and proxy materials to our shareholders.

APPENDIX A

DIRECTOR INDEPENDENCE STANDARDS

At least two-thirds of the Board of Directors of The Home Depot, Inc. (the “Company”) shall be independent. No director shall qualify as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making such determination, the Board of Directors shall consider the factors identified below, as well as such other factors that the Board of Directors may deem relevant. A director will not be deemed independent if:

1.	the director is employed by the Company or any of its affiliates (as used herein, such term shall have the meaning set forth in Rule 144(a)(1) promulgated under the Securities Act of 1933, as amended) or was employed by the Company or any of its affiliates at any time during the preceding three years;

2.	the director is a member of the immediate family of an individual who is, or has been, employed by the Company or any of its affiliates as an executive officer (as used herein, such term shall have the same meaning as the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934 (the “Exchange Act”)) at any time during the preceding three years;

3.	(a) the director presently receives, or his or her immediate family member receives, more than $120,000 in any consecutive 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), or (b) the director or the director’s immediate family member had received such compensation during any consecutive 12-month period within the preceding three years;

4.	(a) the director or his or her immediate family member is presently a partner of a firm that is the Company’s internal or external auditor; (b) the director is presently an employee of such firm; (c) the director’s immediate family member is presently an employee of such firm and personally works on the Company’s audit; or (d) the director or his or her immediate family member was within the preceding three years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit during such three year period;

5.	(a) the director is presently an executive officer or an employee, or his or her immediate family member is an executive officer, of another company (including any tax-exempt organization) that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds $1 million or 2 percent of such other company’s consolidated gross revenues for its last fiscal year, whichever is greater, or (b) the Company and the company of which the director is an executive officer or employee or his or her immediate family member is an executive officer had such relationship within the preceding three years;

6.	the director is affiliated with, or his or her immediate family member is affiliated with, a paid advisor or consultant to the Company;

7.	the director has, or his or her immediate family member has, a personal services contract with the Company;

8.	the director has any interest in an investment that the director jointly acquired in conjunction with the Company;

9.	the director or his or her immediate family member is employed and compensated by a foundation, university or other nonprofit institution that has received significant charitable contributions from the Company that are disclosed or will be required to be disclosed in the Company’s proxy statement; and

10.	(a) the director is presently employed, or his or her immediate family member is presently employed, as an executive officer of another company where any of the Company’s present executive officers serves on that company’s compensation committee, or (b) such director or his or her immediate family member was employed in such capacity within the preceding three years.

In addition to being independent as determined by the Board of Directors in accordance with the factors set forth above, (a) members of the Audit Committee may not (i) receive, directly or indirectly, any compensation other than directors’ fees from the Company, or (ii) be an “affiliated person” of the Company or any of its subsidiaries as such term is defined under Rule 10A-3 under the Exchange Act and (b) members of the Leadership Development and Compensation Committee (the “LDCC”) must qualify as “outside directors” as such term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and “non-employee directors” as such term is defined under Rule 16b-3 promulgated under the Exchange Act, and further, members of the LDCC cannot be executive officers of a public company at which an executive officer of the Company serves as a member of such public company’s compensation committee.

A-1

PRINTED ON RECYCLED PAPER

Admission Ticket

Electronic Voting Instructions

You can vote by Internet or telephone

Available 24 hours a day, 7 days a week

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 9:00 a.m., Eastern Time, on May 28, 2009.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/hd. • Follow the steps outlined on the secured website.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. • Follow the instructions provided by the recorded message.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - -

A	Company Proposals — The Board of Directors recommends a vote FOR all director nominees and FOR Proposals 2 – 3.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - F. Duane Ackerman	☐	☐	☐	02 - David H. Batchelder	☐	☐	☐	03 - Francis S. Blake	☐	☐	☐

	04 - Ari Bousbib	☐	☐	☐	05 - Gregory D. Brenneman	☐	☐	☐	06 - Albert P. Carey	☐	☐	☐

	07 - Armando Codina	☐	☐	☐	08 - Bonnie G. Hill	☐	☐	☐	09 - Karen L. Katen	☐	☐	☐

		For	Against	Abstain
2.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 31, 2010	☐	☐	☐

3.	To amend the sixth article of the Company’s Certificate of Incorporation to allow holders of at least 25% of shares of the Company’s outstanding common stock to call a special meeting of shareholders	☐	☐	☐

B	Shareholder Proposals — The Board of Directors recommends a vote AGAINST Proposals 4 – 8.

		For	Against	Abstain			For	Against	Abstain

4.	Shareholder Proposal Regarding Cumulative Voting	☐	☐	☐	7.	Shareholder Proposal Regarding Executive Officer Compensation	☐	☐	☐

5.	Shareholder Proposal Regarding Special Shareholder Meetings	☐	☐	☐	8.	Shareholder Proposal Regarding Energy Use	☐	☐	☐

6.	Shareholder Proposal Regarding Employment Diversity Report	☐	☐	☐

ADMISSION TICKET

INFORMATION ABOUT THE HOME DEPOT, INC. 2009 ANNUAL MEETING OF SHAREHOLDERS

Directions to Cobb Galleria Centre are available by telephone at 770-955-8000 or by Cobb Galleria Centre’s Internet website at www.cobbgalleria.com/maps.html.

PLEASE BRING ADMISSION TICKET WITH VALID PICTURE I.D. TO PRESENT FOR ADMISSION

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

TIME: 9:00 a.m. Eastern Time on Thursday, May 28, 2009 PLACE: Cobb Galleria Centre Two Galleria Parkway Atlanta, Georgia

WHO MAY VOTE:

You may vote if you were a shareholder of record as of the close of business on March 30, 2009.

ANNUAL MEETING MATERIALS:

A copy of the Proxy Statement and our 2008 Annual Report are available at http://ir.homedepot.com/reports.cfm.

DATE OF MAILING:

The Proxy Statement is first being mailed to shareholders on or about April 10, 2009.

By Order of the Board of Directors

Jack A. VanWoerkom, Secretary

Attention Internet Users. You can access your shareholder information online. Also, if you wish to receive future meeting materials and shareholder communications electronically, you may elect to do so. Your election to receive future meeting materials and shareholder communications electronically will reduce our costs. You may perform each of these activities at the following secure Internet site: www.computershare.com/investor.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - -

PROXY/VOTING INSTRUCTION	+
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 28, 2009

The undersigned shareholder hereby appoints Francis S. Blake and Jack A. VanWoerkom, and each of them individually, attorneys and proxies for the undersigned with full power of substitution, to act with respect to and to vote all shares which the undersigned is entitled to vote, with the powers the undersigned would possess if personally present, at the 2009 Annual Meeting of Shareholders of The Home Depot, Inc., to be held at Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia, on Thursday, May 28, 2009, at 9:00 a.m., Eastern Time, and at any adjournments or postponements thereof, as directed on the reverse side with respect to the matters set forth on the reverse side, and with discretionary authority on all other matters that come before the meeting, all as more fully described in the Proxy Statement received by the undersigned shareholder. If no direction is made, the proxy will be voted: (a) “FOR” the election of the director nominees named on the reverse side and (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side.

Participants in the Company’s retirement plans may vote their proportionate share of The Home Depot, Inc. common stock held in the plan, by signing and returning this card, or by voting electronically. By doing so, you are instructing the trustee to vote all of your shares at the meeting and at any adjournments or postponements thereof, as you have indicated with respect to the matters referred to on the reverse side. If this card is signed and returned without voting instructions, you will be deemed to have instructed the plan trustee to vote your shares (a) “FOR” the election of the nominees named on the reverse side and (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side. If this card is not returned or is returned unsigned, shares will be voted by the plan trustee in the same proportion as the shares for which voting instructions are received from other participants in the plan. If, however, voting instructions are not provided and you participate in one of the Company’s Canada-based retirement plans, your shares will not be voted.

UNLESS VOTING ELECTRONICALLY OR BY PHONE,

PLEASE MARK, SIGN AND DATE THIS PROXY BELOW.

C	Non-Voting Items

Change of Address — Please print your new address below.	Meeting Attendance
	Mark the box to the right if you plan to attend the Annual Meeting.	☐

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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